                                                               EXECUTION VERSION

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement, dated as of July 31, 2007
(this "Agreement"), is entered into between Wells Fargo Bank, National
Association (the "Seller") and Merrill Lynch Mortgage Investors, Inc. (the
"Purchaser").

            The Seller intends to sell and the Purchaser intends to purchase certain multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans") identified on the schedule (the "Mortgage Loan
Schedule") annexed hereto as Schedule II. The Purchaser intends to deposit the
Mortgage Loans, along with certain other mortgage loans (the "Other Mortgage
Loans"), into a trust fund (the "Trust Fund"), the beneficial ownership of which will be evidenced by multiple classes of mortgage pass-through certificates (the
"Certificates"). One or more "real estate mortgage investment conduit" ("REMIC")
elections will be made with respect to most of the Trust Fund. The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and
Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing
Agreement"), among the Purchaser as depositor, KeyCorp Real Estate Capital
Markets, Inc. and Wells Fargo Bank, National Association ("Wells Fargo") as
master servicers (each, in such capacity, a "Master Servicer"), Centerline
Servicing Inc. as special servicer (the "Special Servicer"), U.S. Bank National
Association as trustee (the "Trustee"), Wells Fargo as certificate administrator and LaSalle Bank National Association as custodian (in such capacities, the
"Certificate Administrator" and "Custodian", respectively). Capitalized terms used but not defined herein (including the schedules attached hereto) have the respective meanings set forth in the Pooling and Servicing Agreement.

            The Purchaser has entered into an Underwriting Agreement, dated as of July 31, 2007 (the "Underwriting Agreement"), with Merrill Lynch, Pierce,
Fenner & Smith Incorporated ("Merrill Lynch") for itself and as representative of Goldman, Sachs & Co. ("Goldman Sachs") and Morgan Stanley & Co. Incorporated
("Morgan Stanley"; Merrill Lynch, Goldman Sachs and Morgan Stanley,
collectively, in such capacity, the "Underwriters"), whereby the Purchaser will sell to the Underwriters all of the Certificates that are to be registered under the Securities Act of 1933, as amended (such Certificates, the "Publicly-Offered
Certificates"). The Purchaser has also entered into a Certificate Purchase
Agreement, dated as of July 31, 2007 (the "Certificate Purchase Agreement"),
with Merrill Lynch (in such capacity, the "Initial Purchaser"), whereby the
Purchaser will sell to the Initial Purchaser all of the remaining Certificates
(such Certificates, the "Private Certificates").

            Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

            SECTION 1.     Agreement to Purchase.

            The Seller agrees to sell, and the Purchaser agrees to purchase, the
Mortgage Loans identified on the Mortgage Loan Schedule. The Mortgage Loan
Schedule may be amended to reflect the actual Mortgage Loans delivered to the
Purchaser pursuant to the terms hereof. The Mortgage Loans are expected to have an aggregate principal balance of $655,563,014 (the "Wells Fargo Mortgage Loan
Balance") (subject to a variance of plus or

minus 5.0%) as of the close of business on the Cut-off Date, after giving effect to any payments due on or before such date, whether or not such payments are received. The Wells Fargo Mortgage Loan Balance, together with the aggregate principal balance of the Other Mortgage Loans as of the Cut-off Date (after giving effect to any payments due on or before such date, whether or not such payments are received), is expected to equal an aggregate principal balance of
$4,050,224,261 (subject to a variance of plus or minus 5%). The purchase and sale of the Mortgage Loans shall take place on August 16, 2007 or such other date as shall be mutually acceptable to the parties to this Agreement (the
"Closing Date"). The consideration (the "Purchase Consideration") for the
Mortgage Loans shall be equal to (i) approximately 97.1763% of the Wells Fargo
Mortgage Loan Balance as of the Cut-off Date, plus (ii) $ 1,632,942.90, which amount represents the amount of interest accrued on the Wells Fargo Mortgage
Loan Balance, as agreed to by the Seller and the Purchaser. The Purchase
Consideration may be subsequently adjusted pursuant to the Letter Agreement referred to below.

            The Purchase Consideration shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

            SECTION 2.     Conveyance of Mortgage Loans.

            (a)   Effective as of the Closing Date, subject only to the Seller's receipt of the Purchase Consideration (without regard to any adjustment thereto pursuant to the Letter Agreement)and the satisfaction or waiver of the conditions to closing set forth in Section 5 of this Agreement (which conditions shall be deemed to have been satisfied or waived upon the Seller's receipt of the Purchase Consideration), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, on a servicing released basis (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement and the sub-servicing agreements permitted thereunder), together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement and the
Pooling and Servicing Agreement.

      The Seller hereby covenants and agrees that the sale of the Mortgage Loans by the Seller is not subject to, and shall not be limited by, the letter agreement (the "Letter Agreement") entered into by the Seller and Merrill Lynch with respect to certain classes of the Certificates, and that the Seller shall have no claim against the Mortgage Loans as a result of its entering into the
Letter Agreement.

            (b)   The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-off Date, and all other recoveries of principal and interest collected after the Cut-off Date
(other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date). All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date
(only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and be promptly remitted to, the Seller.

                                        2

            (c)   The Seller hereby represents and warrants that it has or will have, on behalf of the Purchaser, delivered to the Custodian (i) on or before the Closing Date, the documents and instruments specified below with respect to each Mortgage Loan that are Specially Designated Mortgage Loan Documents and
(ii) on or before the date that is 30 days after the Closing Date, the remaining documents and instruments specified below that are not Specially Designated
Mortgage Loan Documents with respect to each Mortgage Loan (the documents and instruments specified below and referred to in clauses (i) and (ii) preceding, collectively, a "Mortgage File"). All Mortgage Files so delivered will be held by the Custodian in escrow for the benefit of the Seller at all times prior to the Closing Date. The Mortgage File with respect to each Mortgage Loan that is a
Serviced Trust Mortgage Loan shall contain the following documents:

                  (i)      (A) the original executed Mortgage Note for the
      subject Mortgage Loan, including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of U.S. Bank National Association, as Trustee for the registered holders of Merrill Lynch Mortgage Trust 2007-C1, Commercial
      Mortgage Pass-Through Certificates, Series 2007-C1, or in blank, and (B)
      in the case of a Loan Combination, a copy of the executed Mortgage Note for each related Non-Trust Loan;

                  (ii)     an original or copy of the Mortgage, together with
      originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office)
      with evidence of recording indicated thereon or certified by the applicable recording office or, in the case of a MERS Mortgage Loan (as defined below), an original or a copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office, with language noting the presence of the MIN (as defined below) of such
      Mortgage Loan and language indicating that such Mortgage Loan is a MERS
      Mortgage Loan;

                  (iii)    an original or copy of any related Assignment of
      Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office)
      with evidence of recording indicated thereon or certified by the applicable recording office or, in the case of a MERS Mortgage Loan, an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recording office, with language noting the presence of the MIN of such Mortgage Loan and language indicating that such Mortgage Loan is a MERS Mortgage Loan;

                  (iv)     an original executed assignment, in recordable form
      (except for completion of the assignee's name and address (if the assignment is delivered in blank) and any missing recording information or a certified copy of that assignment as sent for

                                        3

      recording), of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the subject Mortgage Loan otherwise included in the Mortgage File, in favor of U.S. Bank National Association, as
      Trustee for the registered holders of Merrill Lynch Mortgage Trust
      2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1
      (or, in the case of a Loan Combination, in favor of U.S. Bank National
      Association, as Trustee for the registered holders of Merrill Lynch
      Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates,
      Series 2007-C1, and in its capacity as lead lender on behalf of the holder(s) of the related Non-Trust Loan(s)), or in blank or, in the case of a MERS Mortgage Loan, evidence from MERS indicating the Trustee's ownership of such Mortgage Loan on the MERS(R) System and the Trustee as the beneficiary of the assignment(s) of (x) the Mortgage, (y) any related
      Assignment of Leases (if such item is a document separate from the
      Mortgage) and (z) any other recorded document relating to such Mortgage
      Loan otherwise included in the Mortgage File;

                  (v)      an original assignment of all unrecorded documents
      relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above) in favor of U.S. Bank National Association, as
      Trustee for the registered holders of Merrill Lynch Mortgage Trust
      2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1
      (or, in the case of a Loan Combination, in favor of U.S. Bank National
      Association, as Trustee for the registered holders of Merrill Lynch
      Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates,
      Series 2007-C1, and in its capacity as lead lender on behalf of the holder(s) of the related Non-Trust Loan(s)), or in blank or, in the case of a MERS Mortgage Loan (to the extent not already evidenced pursuant to clause (iv) above), evidence from MERS indicating the Trustee's ownership of the Mortgage Loan on the MERS(R) System and the Trustee as beneficiary of the assignment(s) of unrecorded documents related to the Mortgage Loan;

                  (vi)     originals or copies of any consolidation,
      assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Mortgage Loan has been assumed;

                  (vii)    the original or a copy of the policy or certificate
      of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

                  (viii)   any filed copies or other evidence of filing of
      any prior UCC Financing Statements in favor of the originator of the subject Mortgage Loan or in favor of any assignee prior to the Trustee
      (but only to the extent the Seller had possession of such UCC Financing
      Statements prior to the Closing Date) and, if there is an effective UCC
      Financing Statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, a UCC Financing Statement
      assignment, in form suitable for filing in favor of U.S. Bank National
      Association, as Trustee for the

                                        4

      registered holders of Merrill Lynch Mortgage Trust 2007-C1, Commercial
      Mortgage Pass-Through Certificates, Series 2007-C1, as assignee (or, in the case of a Loan Combination, in favor of U.S. Bank National
      Association, as Trustee for the registered holders of Merrill Lynch
      Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates,
      Series 2007-C1, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank or, in the case of a MERS
      Mortgage Loan, evidence from MERS indicating the Trustee's ownership of such Mortgage Loan on the MERS(R) System and the Trustee as the
      beneficiary of any effective UCC Financing Statement in favor of the
      Seller on record with the applicable public office for UCC Financing
      Statements;

                  (ix)     an original or a copy of any Ground Lease, guaranty
      or ground lessor estoppel;

                  (x)      an original or a copy of any intercreditor agreement
      relating to permitted debt of the Mortgagor and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

                  (xi)     an original or a copy of any loan agreement, any
      escrow or reserve agreement, any security agreement, any management agreement, any agreed upon procedures letter, any lockbox or cash management agreements, any environmental reports or any letter of credit
      (which letter of credit shall not be delivered in original form to the
      Custodian, but rather to the applicable Master Servicer), in each case relating to the subject Mortgage Loan;

                  (xii)    with respect to a Mortgage Loan secured by a
      hospitality property, a signed copy of any franchise agreement and/or franchisor comfort letter; and

                  (xiii)   if such Trust Mortgage Loan is part of a Loan
      Combination, an original or a copy of the related Loan Combination
      Co-Lender Agreement.

            The foregoing Mortgage File delivery requirement shall be subject to
Section 2.01(c) of the Pooling and Servicing Agreement.

            For purposes of this Section 2(c):

            "MERS" means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            "MERS Mortgage Loan" means any Mortgage Loan registered with MERS on the MERS(R) System, as to which MERS is acting as mortgagee, solely as nominee for the Seller and its successors and assigns, which Mortgage Loans are identified on Schedule III hereto.

            "MERS(R) System" means the system of recording transfers of mortgages electronically maintained by MERS.

            "MIN" means the mortgage identification number on the MERS(R) System for any MERS Mortgage Loan.

                                        5

            (d)   The Seller shall retain an Independent third party (the
"Recording/Filing Agent") that shall, as to each Mortgage Loan, promptly (and in any event within 180 days following the later of the Closing Date and the delivery of each Mortgage, Assignment of Leases, recordable document and UCC
Financing Statement to the Custodian) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, each assignment of Mortgage, assignment of
Assignment of Leases and any other recordable documents relating to each such
Mortgage Loan in favor of the Trustee that is referred to in clause (iv) of the definition of "Mortgage File" and each UCC Financing Statement assignment in favor of the Trustee that is referred to in clause (viii) of the definition of
"Mortgage File." Each such assignment and UCC Financing Statement assignment shall reflect that the recorded original should be returned by the public recording office to the Custodian following recording, and each such assignment and UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Custodian following filing; provided that, in those instances where the public recording office retains the original assignment of
Mortgage or assignment of Assignment of Leases, the Recording/Filing Agent shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare a substitute therefor or cure such defect or cause such to be done, as the case may be, and the Seller shall deliver such substitute or corrected document or instrument to the
Custodian (or, if the Mortgage Loan is then no longer subject to the Pooling and
Servicing Agreement, to the then holder of such Mortgage Loan).

            The Seller shall bear the out-of-pocket costs and expenses of all such recording, filing and delivery contemplated in the preceding paragraph, including, without limitation, any costs and expenses that may be incurred by the Custodian in connection with any such recording, filing or delivery performed by the Custodian at the Seller's request and the fees of the
Recording/Filing Agent.

            If, on the Closing Date as to any MERS Mortgage Loan, the Seller
does not deliver written evidence of the Trustee's ownership of such Mortgage
Loan on the MERS(R) System showing the Trustee as a beneficiary of the assignment referred to in each of clause (iv) and (v) of the definition of
"Mortgage File" or the UCC Financing Statements referred to in clause (viii) of the definition of "Mortgage File", the Seller may satisfy the delivery requirements of this Agreement and Section 2.01(b) of the Pooling and Servicing
Agreement by delivering such evidence of ownership within 90 days following the
Closing Date; provided that, during such time, the Seller shall execute any documents requested by the Master Servicer or the Special Servicer with respect to such MERS Mortgage Loan that, in the reasonable discretion of the Master
Servicer or the Special Servicer (exercised in accordance with the Servicing
Standard), are necessary to evidence the Trustee's ownership of, or are otherwise required for an immediate servicing need with respect to, such
Mortgage Loan.

            (e)   All such other relevant documents and records that (a) relate to the administration or servicing of the Mortgage Loans, (b) are reasonably necessary for the ongoing administration and/or servicing of such Mortgage Loans by the applicable Master Servicer in connection with its duties under the
Pooling and Servicing Agreement, and (c) are in the possession or under the control of the Seller, together with all unapplied escrow amounts and reserve amounts in the possession or under the control of the Seller that relate to the
Mortgage

                                        6

Loans, shall be delivered or caused to be delivered by the Seller to the applicable Master Servicer (or, at the direction of such Master Servicer, to the appropriate sub-servicer); provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, legal or other due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

            The Seller agrees to use reasonable efforts to deliver to the
Custodian, for its administrative convenience in reviewing the Mortgage Files, a mortgage loan checklist for each Mortgage Loan. The foregoing sentence notwithstanding, the failure of the Seller to deliver a mortgage loan checklist or a complete mortgage loan checklist shall not give rise to any liability whatsoever on the part of the Seller to the Purchaser, the Custodian or any other person because the delivery of the mortgage loan checklist is being provided to the Custodian solely for its administrative convenience.

            (f)   The Seller shall take such actions as are reasonably necessary to assign or otherwise grant to the Trust Fund the benefit of any letters of credit in the name of the Seller, which secure any Mortgage Loan.

            SECTION 3.     Representations, Warranties and Covenants of Seller.

            (a)   The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

                  (i)      The Seller is a national banking association duly
      organized, validly existing and in good standing under the laws of the
      United States and the Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all transactions contemplated hereby.

                  (ii)     This Agreement has been duly and validly authorized,
      executed and delivered by the Seller, all requisite action by the Seller's directors and officers has been taken in connection therewith, and
      (assuming the due authorization, execution and delivery hereof by the
      Purchaser) this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, conservatorship or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (iii)    The execution and delivery of this Agreement by the
      Seller and the Seller's performance and compliance with the terms of this
      Agreement will not (A) violate the Seller's articles of association or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
      under, or result in the breach of, any material contract, agreement or other instrument to which the

                                        7

      Seller is a party or by which the Seller is bound, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or materially and adversely affect its performance hereunder.

                  (iv)     The Seller is not in default with respect to any
      order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition
      (financial or other) or operations of the Seller or its properties or materially and adversely affect its performance hereunder.

                  (v)      The Seller is not a party to or bound by any
      agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this
      Agreement or the performance by the Seller of its obligations under this
      Agreement (except to the extent such consent has been obtained).

                  (vi)     No consent, approval, authorization or order of any
      court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions.

                  (vii)    None of the sale of the Mortgage Loans by the
      Seller, the transfer of the Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement by the Seller, results or will result in the creation or imposition of any lien on any of the Seller's assets or property that would have a material adverse effect upon the Seller's ability to perform its duties and obligations under this
      Agreement or materially impair the ability of the Purchaser to realize on the Mortgage Loans.

                  (viii)   There is no action, suit, proceeding or
      investigation pending or to the knowledge of the Seller, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would, in the Seller's good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the validity of this Agreement or the performance by the Seller of its obligations under this Agreement.

                  (ix)     Under generally accepted accounting principles
      ("GAAP") and for federal income tax purposes, the Seller will report the transfer of the Mortgage Loans to the Purchaser as a sale of the Mortgage
      Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Purchase Consideration. The consideration received by the Seller upon the sale of the Mortgage Loans to the Purchaser will constitute at least reasonably equivalent value and fair consideration for the

                                        8

      Mortgage Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the Purchaser. The Seller is not selling the Mortgage Loans to the
      Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.

                  (x)      The Prospectus Supplement contains all the
      information that is required to be provided in respect of the Seller (that arise from its role as "sponsor" (within the meaning of Regulation AB)), the Mortgage Loans, the related Mortgagors and the related Mortgaged
      Properties pursuant to Regulation AB. For purpose of this Agreement,
      "Regulation AB" shall mean Subpart 229.1100 - Asset-Backed Securities
      (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
      Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631
      (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            (b)   The Seller hereby makes the representations and warranties contained in Schedule I hereto for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date (unless a different date is specified therein), with respect to (and solely with respect
to) each Mortgage Loan, subject, however, to the exceptions set forth on Annex A to Schedule I of this Agreement.

            (c)   If the Seller receives written notice of a Document Defect or a Breach relating to a Mortgage Loan pursuant to Section 2.03(a) of the Pooling and Servicing Agreement, then the Seller shall, not later than 90 days from receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the
REMIC Provisions (a "Qualified Mortgage"), not later than 90 days from any party to the Pooling and Servicing Agreement discovering such Document Defect or
Breach, provided the Seller receives such notice in a timely manner), if such
Document Defect or Breach materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of losses and any Additional Trust Fund Expenses associated therewith or, if such Document Defect or Breach (other than omissions due solely to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) repurchase the affected
Mortgage Loan (which, for the purposes of this clause (i), shall include an REO
Loan) at the applicable Purchase Price (as defined in the Pooling and Servicing
Agreement) not later than the end of such 90-day period or (ii) substitute a
Qualified Substitute Mortgage Loan for such affected Mortgage Loan (which, for purposes of this clause (ii), shall include an REO Loan) not later than the end of such 90-day period (and in no event later than the second anniversary of the
Closing Date) and pay the applicable Master Servicer for deposit into its
Collection Account any Substitution Shortfall Amount in connection therewith;
provided, however, that, unless the Document Defect or Breach would cause the
Mortgage Loan not to be a Qualified Mortgage, if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or
Breach within such 90-day period, the Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or substitute the related Mortgage Loan (which, for purposes of such repurchase or substitution,

                                        9

shall include an REO Loan)); and provided, further, that with respect to such additional 90-day period, the Seller shall have delivered an officer's certificate to the Certificate Administrator setting forth the reason(s) such
Document Defect or Breach is not capable of being cured within the initial
90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period; and provided, further, that no Document Defect (other than with respect to the Specially
Designated Mortgage Loan Documents) shall be considered to materially and adversely affect the interests of the Certificateholders or the value of the related Mortgage Loan unless the document with respect to which the Document
Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage
Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate servicing obligations.

            A Document Defect or Breach (which Document Defect or Breach materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein) as to a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans
(each, a "Crossed Loan" and such Crossed Loans, collectively, a "Crossed Loan
Group"), which Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Loan
Group (without regard to this paragraph) and is not cured as provided for above, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to each other Crossed Loan in the subject Crossed Loan Group for purposes of this paragraph and the Seller shall be required to repurchase or substitute all such Crossed Loans unless (1) the weighted average debt service coverage ratio for all the remaining Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the weighted average debt service coverage ratio for all such Crossed Loans, including the affected
Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution, and (2) the weighted average loan to-value ratio for the remaining Crossed Loans, determined at the time of repurchase or substitution, based upon an appraisal obtained by the Special Servicer at the expense of the Seller shall not be greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected Crossed
Loan determined at the time of repurchase or substitution, based upon an appraisal obtained by the Special Servicer at the expense of the Seller;
provided, that if such debt service coverage and loan-to-value criteria are satisfied, any other Crossed Loan (that is not the Crossed Loan directly affected by the subject Document Defect or Breach), shall be released from its cross-collateralization and cross-default provision so long as such Crossed Loan
(that is not the Crossed Loan directly affected by the subject Document Defect or Breach) is held in the Trust Fund; and provided, further, that the repurchase or replacement of less than all such Crossed Loans and the release of any
Crossed Loan from a cross-collateralization and cross-default provision shall be further subject to the delivery by the Seller to the Certificate Administrator, at the expense of the Seller, of an Opinion of Counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a
REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC
Provisions. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document
Defect or Breach exists or to repurchase or substitute for all of the Crossed
Loans in the related Crossed Loan

                                       10

Group. All documentation relating to the termination of the
cross-collateralization provisions of a Crossed Loan being repurchased shall be prepared at the expense of the Seller and, where required, with the consent of the related Mortgagor. For a period of two years from the Closing Date, so long as there remains any Mortgage File relating to a Mortgage Loan as to which there is any uncured Document Defect or Breach known to the Seller that existed as of the Closing Date, the Seller shall provide, once every 90 days, the officer's certificate to the Certificate Administrator described above as to the reason(s)
such Document Defect or Breach remains uncured and as to the actions being taken to pursue cure; provided, however, that, without limiting the effect of the foregoing provisions of this Section 3(c), if such Document Defect or Breach shall materially and adversely affect the value of such Mortgage Loan or the interests of the holders of the Certificates therein (subject to the second and third provisos in the sole sentence of the preceding paragraph), the Seller shall in all cases on or prior to the second anniversary of the Closing Date either cause such Document Defect or Breach to be cured or repurchase or substitute for the affected Mortgage Loan (for the avoidance of doubt, the foregoing two-year period shall not be deemed to be a time limitation on the
Seller's right to cure a Document Defect or Breach as set forth in this Section
3). The delivery of a commitment to issue a policy of lender's title insurance as described in representation 8 set forth on Schedule I hereto in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect or Breach with respect to any Mortgage File if such actual policy of insurance is delivered to the Custodian not later than the
180th day following the Closing Date.

            To the extent that the Seller is required to repurchase or substitute for a Crossed Loan hereunder in the manner prescribed above in this
Section 3(c) while the Trustee continues to hold any other Crossed Loans in such
Crossed Loan Group, the Seller and the Purchaser shall not enforce any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective
Crossed Loan(s), so long as such exercise does not materially impair the ability of the other party to exercise its remedies against the Primary Collateral securing the Crossed Loan(s) held thereby.

            If the exercise by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loan(s) held by such party, then the Seller and the
Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner consistent with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other mutually agreed upon accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such
Crossed Loans in accordance with the Mortgage Loan documents, or, if the related
Mortgage Loan documents do not so provide, then on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a
Crossed Loan is modified to terminate the related cross-collateralization and/or cross-default provisions, the Seller shall furnish to the Certificate
Administrator an Opinion of Counsel that such modification shall not cause an
Adverse REMIC Event.

            For purposes hereof, "Primary Collateral" shall mean the Mortgaged
Property directly securing a Crossed Loan and excluding any property as to which the related lien may

                                       11

only be foreclosed upon by exercise of cross-collateralization provisions of such Mortgage Loans.

            Notwithstanding any of the foregoing provisions of this Section
3(c), if there is a Document Defect or Breach (which Document Defect or Breach materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein) with respect to one or more
Mortgaged Properties with respect to a Mortgage Loan, the Seller shall not be obligated to repurchase or substitute the Mortgage Loan if (i) the affected
Mortgaged Property(ies) may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged
Property(ies) are, in fact, released) and, to the extent not covered by the applicable release price (if any) required under the related Mortgage Loan documents, the Seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable Master Servicer, the Special Servicer, the Trustee, the
Certificate Administrator, the Custodian or the Trust Fund in connection with such release, (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the Seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or
"contributions" after the Startup Day under the REMIC Provisions and (iii) each
Rating Agency then rating the Certificates shall have provided written confirmation that such release would not cause the then-current ratings of the
Certificates rated by it to be qualified, downgraded or withdrawn.

            The foregoing provisions of this Section 3(c) notwithstanding, the
Purchaser's sole remedy (subject to the last sentence of this paragraph) for a breach of representation 30 set forth on Schedule I hereto shall be the cure of such breach by the Seller, which cure shall be effected through the payment by the Seller of such costs and expenses (without regard to whether such costs and expenses are material or not) specified in such representation that have not, at the time of such cure, been received by the applicable Master Servicer or the
Special Servicer from the related Mortgagor and not a repurchase or substitution of the related Mortgage Loan. Following the Seller's remittance of funds in payment of such costs and expenses, the Seller shall be deemed to have cured the breach of representation 30 in all respects. To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the cure payment made by the Seller shall be returned to the
Seller. Notwithstanding the prior provisions of this paragraph, the Seller, acting in its sole discretion, may effect a repurchase or substitution (in accordance with the provisions of this Section 3(c) setting forth the manner in which a Mortgage Loan may be repurchased or substituted) of a Mortgage Loan, as to which representation 30 set forth on Schedule I has been breached, in lieu of paying the costs and expenses that were the subject of the breach of representation 30 set forth on Schedule I.

            (d)   In connection with any permitted repurchase or substitution of one or more Mortgage Loans contemplated hereby, upon receipt of a certificate from a Servicing Officer certifying as to the receipt of the applicable Purchase
Price (as defined in the Pooling and Servicing Agreement) or Substitution
Shortfall Amount(s), as applicable, in the applicable Master Servicer's
Collection Account, and, if applicable, the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian

                                       12

and the applicable Master Servicer, respectively, (i) the Trustee shall be required to execute and deliver such endorsements and assignments as are provided to it by the applicable Master Servicer or the Seller, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or substituted Mortgage Loan, as applicable, (ii) the Trustee, the Custodian, the applicable Master Servicer and the Special Servicer shall each tender to the
Seller, upon delivery to each of them of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage
Loan possessed by it, and (iii) the applicable Master Servicer and the Special
Servicer shall release to the Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loan(s).

            At the time a substitution is made, the Seller shall deliver the related Mortgage File to the Custodian and certify that the substitute Mortgage
Loan is a Qualified Substitute Mortgage Loan.

            No substitution of a Qualified Substitute Mortgage Loan or Qualified
Substitute Mortgage Loans may be made in any calendar month after the
Determination Date for such month. Periodic Payments due with respect to any
Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I, as applicable. No substitution of a Qualified Substitute
Mortgage Loan for a deleted Mortgage Loan shall be permitted under this
Agreement if, after such substitution, the aggregate of the Stated Principal
Balances of all Qualified Substitute Mortgage Loans which have been substituted for deleted Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Mortgage Loans and the Other Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I.

            (e)   This Section 3 provides the sole remedies available to the
Purchaser, the Certificateholders, or the Trustee (on whose behalf the
Certificate Administrator may act) on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any
representation or warranty set forth in or required to be made pursuant to this
Section 3.

            (f)   If, upon any payment in full with respect to any MERS Mortgage
Loan, none of the Trustee, the Master Servicer or any Sub-Servicer of such
Mortgage Loan is registered with MERS and is unable to reflect the release of the related Mortgage on the MERS(R) System, the Seller shall take all necessary action to reflect the release of such Mortgage on the MERS(R) System and shall take such other actions as are necessary to enable the Master Servicer and the
Trustee to comply with the provisions of Section 3.10 of the Pooling and
Servicing Agreement and any other provisions relating to the release of the
Mortgage Loan or the related Mortgage File.

            SECTION 4.     Representations, Warranties and Covenants of the
Purchaser. In order to induce the Seller to enter into this Agreement, the
Purchaser hereby represents, warrants and covenants for the benefit of the
Seller as of the date hereof that:

                                       13

            (a)   The Purchaser is a corporation duly organized, validly
existing and in good standing under the laws of the State of Delaware and the
Purchaser has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all transactions contemplated hereby.

            (b)   This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser's directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, conservatorship or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (c)   The execution and delivery of this Agreement by the Purchaser and the Purchaser's performance and compliance with the terms of this Agreement will not (A) violate the Purchaser's articles of incorporation or bylaws, (B)
violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Purchaser is a party or by which the Purchaser is bound, which default might have consequences that would, in the Purchaser's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the
Purchaser or its properties or have consequences that would materially and adversely affect its performance hereunder.

            (d)   The Purchaser is not a party to or bound by any agreement or instrument or subject to any certificate of incorporation, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Purchaser's reasonable and good faith judgment, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Purchaser of its obligations under this Agreement (except to the extent such consent has been obtained).

            (e)   Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

            (f)   Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Mortgage Loans by the Seller to the Purchaser as
a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the aggregate Purchase Consideration.

                                       14

            (g)   There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the
Purchaser to enter into and/or perform under the terms of this Agreement.

            (h)   The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Purchaser's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

            SECTION 5.     Closing. The closing of the sale of the Mortgage
Loans (the "Closing") shall be held at the offices of Thacher Proffitt & Wood
LLP on the Closing Date. The Closing shall be subject to each of the following conditions:

            (a)   All of the representations and warranties of the Seller set forth in or made pursuant to Sections 3(a) and 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the
Closing Date;

            (b)   All documents specified in Section 6 of this Agreement (the
"Closing Documents"), in such forms as are agreed upon and acceptable to the
Purchaser, the Seller, the Underwriters and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

            (c)   The Seller shall have delivered and released to the Custodian and the applicable Master Servicer, respectively, all documents represented to have been or required to be delivered to the Custodian and such Master Servicer pursuant to Section 2 of this Agreement;

            (d)   All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

            (e)   The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date;

            (f)   One or more letters from the independent accounting firm of
Deloitte & Touche LLP, in form satisfactory to the Purchaser and relating to certain information regarding the Mortgage Loans and Certificates as set forth in the Prospectus (as defined in Section 6(d) of this Agreement) and Prospectus
Supplement (as defined in Section 6(d) of this Agreement), respectively, shall have been delivered; and

                                       15

            (g)   The Seller shall have executed and delivered concurrently
herewith that certain Indemnification Agreement, dated as of July 31, 2007, among the Seller, Merrill Lynch Mortgage Lending, Inc., General Electric Capital
Corporation, LaSalle Bank National Association, the Purchaser, the Underwriters
and the Initial Purchaser.

            Both parties agree to use their best reasonable efforts to perform their respective obligations hereunder in a manner that will enable the
Purchaser to purchase the Mortgage Loans on the Closing Date.

            SECTION 6.     Closing Documents.  The Closing Documents shall
consist of the following:

            (a)   (i) This Agreement duly executed by the Purchaser and the
Seller and (ii) the Pooling and Servicing Agreement duly executed by the parties thereto;

            (b)   An officer's certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the
Purchaser, the Underwriters and the Initial Purchaser may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the Closing Date;

            (c)   An officer's certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the
Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement, the Indemnification
Agreement or any other document or certificate delivered on or before the
Closing Date in connection with the transactions contemplated herein or therein, was at the respective times of such signing and delivery, and is as of the
Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

            (d)   An officer's certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the
Purchaser, the Underwriters and Initial Purchaser may rely, to the effect that
(i) such officer has carefully examined the Specified Portions (as defined below) of the Free Writing Prospectus and nothing has come to his/her attention that leads him/her to believe that the Specified Portions of the Free Writing
Prospectus, (when read together with the free writing prospectus distributed by
e-mail to potential investors in the Certificates on July 27, 2007 and attached hereto as Exhibit A), as of the Time of Sale or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage
Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, (ii) such officer has carefully examined the Specified Portions (as defined below) of the Prospectus
Supplement and nothing has come to his/her attention that leads him/her to believe that the Specified Portions of the Prospectus Supplement, as of the date of the Prospectus Supplement or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit

                                       16

to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, and (iii) such officer has carefully examined the Specified Portions (as defined below) of the Memorandum (pursuant to which certain classes of the Private Certificates are being privately offered) and nothing has come to his/her attention that leads him/her to believe that the Specified Portions of the Memorandum, as of the date thereof or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein related to the Mortgage
Loans, in the light of the circumstances under which they were made, not misleading.

            The "Specified Portions" of the Free Writing Prospectus shall consist of Annex A-1 to the Free Writing Prospectus, entitled "Certain
Characteristics of the Mortgage Loans" (insofar as the information contained in
Annex A-1 relates to the Mortgage Loans sold by the Seller hereunder), Annex A-1
(YM Footnotes) to the Prospectus Supplement, entitled "Yield Maintenance
Formulas" (insofar as the information contained in Annex A-1 (YM Footnotes)
relates to the Mortgage Loans sold by the Seller hereunder), Annex A-2 to the
Free Writing Prospectus, entitled "Certain Statistical Information Regarding the
Mortgage Loans" (insofar as the information contained in Annex A-2 relates to the Mortgage Loans sold by the Seller hereunder), Annex B to the Free Writing
Prospectus entitled "Certain Characteristics Regarding Multifamily Properties"
(insofar as the information contained in Annex B relates to the Mortgage Loans sold by the Seller hereunder), Annex C to the Free Writing Prospectus, entitled
"Preliminary Structural and Collateral Term Sheet" (insofar as the information contained in Annex C relates to the Mortgage Loans sold by the Seller hereunder), the CD-ROM which accompanies the Free Writing Prospectus (insofar as such CD-ROM is consistent with Annex A-1, Annex A-2 and/or Annex B (only insofar as the information contained therein relates to the Mortgage Loans sold by the
Seller hereunder)), and the following sections of the Free Writing Prospectus
(only to the extent that any such information relates to the Seller (solely in its capacity as a seller, sponsor or originator of the Mortgage Loans sold by the Seller hereunder), or the Mortgage Loans sold by the Seller hereunder and exclusive of any statements in such sections that purport to describe the servicing and administration provisions of the Pooling and Servicing Agreement and exclusive of aggregated numerical information that includes the Other
Mortgage Loans): "Summary of Offering Prospectus--Relevant
Parties--Sponsors/Mortgage Loan Sellers", "Summary of Offering Prospectus--The
Mortgage Loans and the Mortgaged Real Properties", "Risk Factors--Risks Related
to the Mortgage Loans", "Description of the Mortgage Pool", "Transaction
Participants--The Sponsors" and "Affiliations and Certain Relationships and
Related Transactions".

            The "Specified Portions" of the Prospectus Supplement shall consist of Annex A-1 to the Prospectus Supplement, entitled "Certain Characteristics of the Mortgage Loans" (insofar as the information contained in Annex A-1 relates to the Mortgage Loans sold by the Seller hereunder), Annex A-1 (YM Footnotes) to the Free Writing Prospectus, entitled "Yield Maintenance Formulas" (insofar as the information contained in Annex A-1 (YM Footnotes) relates to the Mortgage
Loans sold by the Seller hereunder), Annex A-2 to the Prospectus Supplement, entitled "Certain Statistical Information Regarding the Mortgage Loans" (insofar as the information contained in Annex A-2 relates to the Mortgage Loans sold by the Seller hereunder), Annex B to the Prospectus Supplement entitled "Certain
Characteristics Regarding Multifamily Properties" (insofar as the information contained in Annex B relates to the Mortgage

                                       17

Loans sold by the Seller hereunder), Annex C to the Prospectus Supplement, entitled "Description of the Ten Largest Mortgage Loans" (insofar as the information contained in Annex C relates to the Mortgage Loans sold by the
Seller hereunder), the CD-ROM which accompanies the Prospectus Supplement
(insofar as such CD-ROM is consistent with Annex A-1, Annex A-2 and/or Annex B
(only insofar as the information contained therein related to the Mortgage Loans sold by the Seller hereunder)), and the following sections of the Prospectus
Supplement (only to the extent that any such information relates to the Seller
(solely in its capacity as a seller, sponsor or originator of the Mortgage Loans sold by the Seller hereunder), or the Mortgage Loans sold by the Seller hereunder and exclusive of any statements in such sections that purport to describe the servicing and administration provisions of the Pooling and
Servicing Agreement and exclusive of aggregated numerical information that includes the Other Mortgage Loans): "Summary of Prospectus Supplement--Relevant
Parties--Sponsors/Mortgage Loan Sellers", "Summary of Prospectus Supplement--The
Mortgage Loans and the Mortgaged Real Properties", "Risk Factors--Risks Related
to the Mortgage Loans", "Description of the Mortgage Pool", "Transaction
Participants--The Sponsors" and "Affiliations and Certain Relationships and
Related Transactions".

            The "Specified Portions" of the Memorandum shall consist of the
Specified Portions of the Prospectus Supplement (as attached as an exhibit to the Memorandum).

            For purposes of this Section 6(d) and this Agreement, the following terms have the meanings set forth below:

            "Free Writing Prospectus" means the Offering Prospectus dated July
16, 2007, and relating to the Publicly Offered Certificates.

            "Memorandum" means the confidential Private Placement Memorandum dated July 31, 2007, and relating to the Private Certificates;

            "Prospectus" means the prospectus dated May 10, 2007.

            "Prospectus Supplement" means the prospectus supplement dated July
31, 2007, that supplements the Prospectus and relates to the Publicly-Offered
Certificates; and

            "Time of Sale" means July 31, 2007, at 3:30 p.m.

            (e)   Each of: (i) a certificate of a duly authorized officer of
Seller confirming that all necessary internal approvals authorizing the Seller's entering into the transactions contemplated by this Agreement has been obtained,
(ii) the articles of association and bylaws of the Seller, and (iii) an original or a copy of a certificate of corporate existence of the Seller issued by the
Office of the Comptroller of the Currency not earlier than 30 days prior to the
Closing Date;

            (f)   A written opinion of counsel for the Seller relating to
organizational and enforceability matters (which opinion may be from in-house counsel, outside counsel or a combination thereof), reasonably satisfactory to the Purchaser, its counsel and the Rating Agencies, dated the Closing Date and addressed to the Purchaser, the Trustee, the Certificate Administrator, the
Custodian, the Underwriters, the Initial Purchaser and each of the Rating

                                       18

Agencies, together with such other written opinions, including as to insolvency matters, as may be required by the Rating Agencies; and

            (g)   Such further certificates, opinions and documents as the
Purchaser may reasonably request prior to the Closing Date.

            SECTION 7.     Costs. Whether or not this Agreement is terminated,
both the Seller and the Purchaser shall pay their respective share of the transaction expenses incurred in connection with the transactions contemplated herein as set forth in the closing statement prepared by the Purchaser and delivered to and approved by the Seller on or before the Closing Date, and in the memorandum of understanding to which the Seller and the Purchaser (or an affiliate thereof) are parties with respect to the transactions contemplated by this Agreement.

            SECTION 8.     Grant of a Security Interest. It is the express
intent of the parties hereto that the conveyance of the Mortgage Loans by the
Seller to the Purchaser as provided in Section 2 of this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and
not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the
Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this
Agreement shall also be deemed to be a security agreement within the meaning of
Article 9 of the UCC of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 of this Agreement shall be deemed to be a grant by the
Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation, all amounts, other than investment earnings (other than investment earnings required by Section 3.19(a) of the Pooling and Servicing Agreement to offset
Prepayment Interest Shortfalls), from time to time held or invested in the applicable Master Servicer's Collection Account, the Distribution Account or, if
established, the REO Account whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 of this Agreement shall be deemed to be an assignment of any security interest created hereunder; (iv)
the possession by the Trustee or the Custodian or any of their agents, of the
Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to
Section 9-313 of the UCC of the applicable jurisdiction; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons (other than the Trustee) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable)
of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and

                                       19

Servicing Agreement. The Seller does hereby consent to the filing by the
Purchaser of financing statements relating to the transactions contemplated hereby without the signature of the Seller.

            SECTION 9.     Notice of Exchange Act Reportable Events. The Seller
hereby agrees to deliver to the Purchaser any disclosure information relating to any event, specifically relating to the Seller (that arise from its role as sponsor with respect to the Mortgage Loans), reasonably determined in good faith by the Purchaser as required to be reported on Form 8-K, Form 10-D or Form 10-K by the Trust Fund (in formatting reasonably appropriate for inclusion in such form) insofar as such disclosure is required under Item 1117 or 1119 of
Regulation AB or Item 1.03 to Form 8-K. The Seller shall use reasonable efforts to deliver proposed disclosure language relating to any event, specifically relating to the Seller (that arise from its role as sponsor with respect to the
Mortgage Loans), described under Item 1117 or 1119 of Regulation AB or Item 1.03 to Form 8-K to the Purchaser as soon as reasonably practicable after the Seller becomes aware of such event and in no event more than two (2) business days following the occurrence of such event if such event is reportable under Item
1.03 to Form 8-K. The obligation of the Seller to provide the above referenced disclosure materials in any fiscal year of the Trust Fund will terminate upon the Trustee or Certificate Administrator filing a Form 15 with respect to the
Trust Fund as to that fiscal year in accordance with Section 8.16 of the Pooling and Servicing Agreement or the reporting requirements with respect to the Trust
Fund under the Securities Exchange Act of 1934, as amended (the "1934 Act"), have otherwise automatically suspended. The Seller hereby acknowledges that the information to be provided by it pursuant to this Section 9 will be used in the preparation of reports on Form 8-K, Form 10-D or Form 10-K with respect to the
Trust Fund as required under the 1934 Act and any applicable rules promulgated thereunder and as required under Regulation AB.

            SECTION 10.    Notices. All notices, copies, requests, consents,
demands and other communications required hereunder shall be in writing and sent either by certified mail (return receipt requested) or by courier service (proof of delivery requested) to the intended recipient at the "Address for Notices"
specified for such party on Exhibit A hereto, or as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when received, in each case given or addressed as aforesaid.

            SECTION 11.    Representations, Warranties and Agreements to Survive
Delivery. All representations, warranties and agreements contained in this
Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the
Seller to the Purchaser (and by the Purchaser to the Trustee).

            SECTION 12.    Severability of Provisions. Any part, provision,
representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not

                                       20

invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

            SECTION 13.    Counterparts. This Agreement may be executed in any
number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

            SECTION 14.    GOVERNING LAW; WAIVER OF TRIAL BY JURY. THIS
AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE
PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND
DECISIONS OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION
5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.
THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE
RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN
CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT
OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 15.    Attorneys' Fees. If any legal action, suit or
proceeding is commenced between the Seller and the Purchaser regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein, the term "prevailing party" shall mean the party that obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party that commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

            SECTION 16.    Further Assurances. The Seller and the Purchaser
agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

            SECTION 17.    Successors and Assigns. The rights and obligations of
the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the
Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the
Purchaser, the Underwriters (as intended third party beneficiaries hereof), the
Initial Purchaser (also as an intended third party beneficiary hereof) and their permitted successors and assigns. This Agreement is enforceable by

                                       21

the Underwriters, the Initial Purchaser and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

            SECTION 18.    Amendments. No term or provision of this Agreement
may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party hereto against whom such waiver or modification is sought to be enforced. The Seller's obligations hereunder shall in no way be expanded, changed or otherwise affected by any amendment of or modification to the Pooling and Servicing Agreement, including, without limitation, any defined terms therein, unless the Seller has consented to such amendment or modification in writing.

            SECTION 19.    Accountants' Letters. The parties hereto shall
cooperate with Deloitte & Touche LLP in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement and the Certificate Purchase
Agreement.

            SECTION 20.    Knowledge. Whenever a representation or warranty or
other statement in this Agreement (including, without limitation, Schedule I hereto) is made with respect to a Person's "knowledge," such statement refers to such Person's employees or agents who were or are responsible for or involved with the indicated matter and have actual knowledge of the matter in question.

            SECTION 21.    Cross-Collateralized Mortgage Loans. Each Crossed
Loan Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the
Mortgage Loans in a Crossed Loan Group shall be the property identified in the
Mortgage Loan Schedule as corresponding thereto. The provisions of this
Agreement, including, without limitation, each of the representations and warranties set forth in Schedule I hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this Section 21. In addition, if there exists with respect to any Crossed Loan Group only one original of any document referred to in the definition of "Mortgage File" in this Agreement and covering all the
Mortgage Loans in such Crossed Loan Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such Crossed Loan
Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                           [SIGNATURE PAGES TO FOLLOW]

                                       22

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                     SELLER

                                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                     By: /s/ Brigid M. Mattingly
                                         ---------------------------------------
                                         Name: Brigid M. Mattingly
                                         Title: Managing Director

                                     PURCHASER

                                     MERRILL LYNCH MORTGAGE INVESTORS,INC.

                                     By: /s/ David M. Rodgers
                                         ---------------------------------------
                                         Name: David M. Rodgers
                                         Title: Executive Vice President

                  WELLS FARGO MORTGAGE LOAN PURCHASE AGREEMENT

                                    EXHIBIT A

Seller:

Address for Notices:

Wells Fargo Bank, National Association
225 West Wacker Drive
Chicago, Illinois 60606
Attention: Brigid Mattingly

with a copy to:

Wells Fargo Bank, National Association
633 Folsom Street
7th Floor, MAC A0149-075
San Francisco, California 94105
Attention: Robert F. Darling

Purchaser:

Address for Notices:

Merrill Lynch Mortgage Investors, Inc.
c/o Global Commercial Real Estate
4 World Financial Center, 16th Floor
250 Vesey Street
New York, New York 10080
Attention: David M. Rodgers

with a copy to:

Merrill Lynch Mortgage Investors, Inc.
c/o Global Commercial Real Estate
4 World Financial Center, 16th Floor
250 Vesey Street
New York, New York 10080
Attn: Director of CMBS Securitizations

and to:

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 12th Floor
250 Vesey Street
New York, New York 10080
Attention: General Counsel for Global
           Commercial Real Estate in the Office
           of the General Counsel

                  WELLS FARGO MORTGAGE LOAN PURCHASE AGREEMENT

                                   SCHEDULE I

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

            For purposes of this Schedule I, the "Value" of a Mortgaged Property shall mean the value of such Mortgaged Property as determined by the appraisal
(and subject to the assumptions set forth in the appraisal) performed in connection with the origination of the related Mortgage Loan.

            1.    Mortgage Loan Schedule. The information set forth in the
Mortgage Loan Schedule with respect to the Mortgage Loans is true and correct in all material respects (and contains all the items listed in the definition of
"Mortgage Loan Schedule") as of the dates of the information set forth therein or, if not set forth therein, and in all events no earlier than, as of the respective Cut-off Dates for the Mortgage Loans.

            2.    Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances
(except for certain servicing rights as provided in the Pooling and Servicing
Agreement, any permitted subservicing agreements and servicing rights purchase agreements pertaining thereto and the rights of a holder of a related Non-Trust
Loan pursuant to a Loan Combination Intercreditor Agreement). The Seller has
validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance (except for certain servicing rights as provided in the Pooling and Servicing Agreement, any permitted subservicing agreements and servicing rights purchase agreements pertaining thereto); provided that recording and/or filing of various transfer documents are to be completed after the Closing Date as contemplated hereby and by the
Pooling and Servicing Agreement; and provided further that, if the related
Mortgage and/or Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Mortgage and/or assignment of Assignment of
Leases in favor of the Trustee is required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trust to be shown as the owner of the Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is, or shall be as of the Closing Date, genuine.

            3.    Payment Record. No scheduled payment of principal and/or
interest under any Mortgage Loan was 30 days or more past due as of the Due Date for such Mortgage Loan in August 2007, without giving effect to any applicable grace period, nor was any such payment 30 days or more delinquent since the date of origination of any Mortgage Loan, without giving effect to any applicable grace period.

            4.    Lien; Valid Assignment. Each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the limitations and exceptions set forth in representation 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event subject, however, to the following (collectively, the "Permitted Encumbrances"): (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties; (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy
(or, if not yet issued, referred to in a pro forma title policy, or a
"marked-up" commitment binding upon the title insurer or escrow instructions binding on the title insurer and irrevocably obligating the title insurer to issue such title insurance policy); (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a "marked-up" commitment binding upon the title insurer or escrow instructions binding on the title insurer and irrevocably obligating the title insurer to issue such title insurance policy);
(d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if such Mortgage Loan constitutes a Crossed
Loan, the lien of the Mortgage for another Mortgage Loan contained in the same
Crossed Loan Group; (g) if the related Mortgaged Property consists of one or more units in a condominium, the related condominium declaration; and (h) the rights of the holder of any Non-Trust Loan that is part of a related Loan
Combination to which any such Mortgage Loan belongs. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property, the Value of the Mortgaged
Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan. The related assignment of such
Mortgage executed and delivered in favor of the Trustee is in recordable form
(but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in representation 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee; provided that, if the related Mortgage and/or
Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Mortgage and/or assignment of Assignment of Leases in favor of the
Trustee is required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trust to be shown as the owner of the Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

            5.    Assignment of Leases and Rents. There exists, as part of the related Mortgage File, an Assignment of Leases (either as a separate instrument or as part of the Mortgage) that relates to and was delivered in connection with each Mortgage Loan and that establishes and creates a valid, subsisting and, subject to the limitations and exceptions set forth in representation 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Mortgagor described therein, except for Permitted Encumbrances and except for the holder of any Non-Trust Loan that is part of a related Loan Combination to which any such Mortgage Loan belongs, and except that a

license may have been granted to the related Mortgagor to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases, including, without limitation, the right to operate the related leased property so long as no event of default has occurred under such Mortgage Loan;
and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller), and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in representation 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee; provided that, if the related Mortgage and/or
Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Mortgage and/or assignment of Assignment of Leases in favor of the
Trustee is required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trust to be shown as the owner of the Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The related
Mortgage or related Assignment of Leases, subject to applicable law, provides for the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession of the related Mortgaged Property to collect the rents or provides for rents to be paid directly to the related mortgagee, if there is an event of default beyond applicable notice and grace periods. Except for the holder of the related Non-Trust Loan with respect to any Mortgage Loan that is part of a Loan Combination, no person other than the related Mortgagor and, in certain instances the related Mortgagee, owns any interest in any payments due under the related leases on which the Mortgagor is the landlord, covered by the related Assignment of Leases.

            6.    Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded in any manner, that, in each case, would materially and adversely interfere with the security intended to be provided by such Mortgage, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and
(c) the related Mortgagor has not been released from its obligations under such
Mortgage, in whole or in material part. With respect to each Mortgage Loan, since the later of (a) July 6, 2007 and (b) the closing date of such Mortgage
Loan, the Seller has not executed any written instrument that (i) impaired, satisfied, canceled, subordinated or rescinded such Mortgage Loan, (ii) waived, modified or altered any material term of such Mortgage Loan, (iii) released the
Mortgaged Property or any material portion thereof from the lien of the related
Mortgage, or (iv) released the related Mortgagor from its obligations under such
Mortgage Loan in whole or material part. For avoidance of doubt, the preceding sentence does not relate to any release of escrows by the Seller or a servicer on its behalf.

            7.    Condition of Property; Condemnation. In the case of each
Mortgage Loan, except as set forth in an engineering report prepared by an independent engineering consultant in connection with the origination of such
Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, in good repair and free and clear of any damage that

would materially and adversely affect its Value as security for such Mortgage
Loan (except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance). As of the date of origination of the Mortgage Loan, there was no proceeding pending for the condemnation of all or any material part of the related Mortgaged Property. As of the Closing Date, the Seller has not received notice and has no knowledge of any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage
Loan. As of the date of origination of each Mortgage Loan and, to the Seller's knowledge based upon surveys and/or the title insurance policy referred to in representation 8 below, as of the date hereof, (a) none of the material improvements on the related Mortgaged Property, which were included for the purpose of determining the Value of the related Mortgaged Property, encroach upon the boundaries and, to the extent in effect at the time of construction, do not encroach upon the building restriction lines of such property, and none of the material improvements on the related Mortgaged Property encroached over any easements, except, in each case, for encroachments that are insured against by the lender's title insurance policy referred to in representation 8 below or that do not materially and adversely affect the Value or current use of such
Mortgaged Property and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the Value of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in representation 8 below.

            8.    Title Insurance. Each Mortgaged Property securing a Mortgage
Loan is covered by an American Land Title Association (or an equivalent form of)
lender's title insurance policy (the "Title Policy") (or, if such policy has yet to be issued, by a pro forma policy or a "marked up" commitment binding on the title insurer or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue the title insurance policy) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such
Mortgaged Property, subject only to the Permitted Encumbrances, except that in the case of a Mortgage Loan as to which the related Mortgaged Property is made up of more than one parcel of property and is not secured by a single Mortgage, each related Mortgage (and therefore the related Title Policy) may be in an amount less than the original principal amount of the Mortgage Loan, but is not less than the allocated amount of subject parcel constituting a portion of the related Mortgaged Property. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such
Title Policy. Immediately following the transfer and assignment of the related
Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) inures to the benefit of the Trustee as sole insured (except with respect to the rights of the holder of any Non-Trust
Loan that is part of a related Loan Combination to which any such Mortgage Loan belongs) without the consent of or notice to the insurer. Such Title Policy contains no material exclusion for whether, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) that, (a) the related Mortgaged Property has access to a public road, and (b) the area shown on the survey, if any,

reviewed or prepared in connection with the origination of the related Mortgage
Loan is the same as the property legally described in the related Mortgage.

            9.    No Holdback. The proceeds of each Mortgage Loan have been
fully disbursed (except in those cases where the full amount of the Mortgage
Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts documented as part of the Mortgage Loan documents and the rights to which are transferred to the Trustee, pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

            10.   Mortgage Provisions. The Mortgage Loan documents for each
Mortgage Loan, together with applicable state law, contain customary and, subject to the limitations and exceptions set forth in representation 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged
Property of the principal benefits of the security intended to be provided thereby, including, without limitation, judicial or non-judicial foreclosure or similar proceedings (as applicable for the jurisdiction where the related
Mortgaged Property is located). None of the Mortgage Loan documents contains any provision that expressly excuses the related Mortgagor from obtaining and maintaining insurance coverage for acts of terrorism provided that such insurance is generally available at commercially reasonable rates.

            11.   Trustee under Deed of Trust. If the Mortgage for any Mortgage
Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b)
no fees or expenses are or will become payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such
Mortgage Loan.

            12.   Environmental Conditions. Except in the case of the Mortgaged
Properties identified on Annex B hereto (as to which properties the only environmental investigation conducted in connection with the origination of the related Mortgage Loan related to asbestos-containing materials and lead-based paint), (a) an environmental site assessment meeting ASTM standards and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the related Mortgaged Property, a transaction screen meeting ASTM standards or an update of a previously conducted environmental site assessment (which update may have been performed pursuant to a database update), was performed by an independent third-party environmental consultant (licensed to the extent required by applicable state law) with respect to each Mortgaged
Property securing a Mortgage Loan in connection with the origination of such
Mortgage Loan, (b) the report of each such assessment, update or screen, if any
(an "Environmental Report"), is dated no earlier than (or, alternatively, has been updated within) twelve (12) months prior to the date hereof, (c) a copy of each such Environmental Report has been delivered to the Purchaser, and (d)
either: (i) no such Environmental Report, if any, reveals that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related
Mortgaged Property; or (ii) if any such Environmental Report does reveal any such

circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true--(A) one or more parties not related to the related Mortgagor and collectively having financial resources reasonably estimated to be adequate to cure the violation was identified as the responsible party or parties for such conditions or circumstances, and such conditions or circumstances do not materially impair the Value of the related Mortgaged
Property, (B) the related Mortgagor was required to provide additional security reasonably estimated to be adequate to cure the violations and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related Mortgagor, or other responsible party, provided a "no further action" letter or other evidence that would be acceptable to a reasonably prudent commercial mortgage lender, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such conditions or circumstances, (D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation,
(E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related
Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions, (H) a responsible party provided a guaranty or indemnity to the related Mortgagor to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had financial resources reasonably estimated to be adequate to cure the subject violation in all material respects or (I) the related Mortgagor or one of its affiliates is currently taking, or is required to take, such actions (which may be implementation of an operations and maintenance plan), if any, with respect to such conditions or circumstances as have been recommended by the
Environmental Report or required by the applicable governmental authority. To the Seller's actual knowledge and without inquiry beyond the related
Environmental Report, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such
Environmental Report, where obtained, or in any Mortgagor questionnaire delivered to the Seller in connection with the issue of any related environmental insurance policy, if applicable, that would require investigation or remediation by the related Mortgagor under, or otherwise be a material violation of, any applicable environmental law. The Mortgage Loan documents for each Mortgage Loan require the related Mortgagor to comply in all material respects with all applicable federal, state and local environmental laws and regulations. Each of the Mortgage Loans identified on Annex C hereto is covered by a secured creditor environmental insurance policy and each such policy is noncancellable during its term, is in the amount at least equal to 125% of the lesser of (a) the amount estimated in such Environmental Report as sufficient to pay the costs of such remediation or (b) the principal balance of the Mortgage
Loan, has a term ending no sooner than a date which is the maturity date of the
Mortgage Loan to which it relates and either does not provide for a deductible or the deductible amount is held in escrow and all premiums have been paid in full. Each Mortgagor represents and warrants in the related Mortgage Loan documents that except as set forth in certain environmental reports and to its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged

Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related Mortgagor (or affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, out-of-pocket expenses and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by or asserted against, any such party resulting from a breach of environmental representations, warranties or covenants given by the
Mortgagor in connection with such Mortgage Loan.

            13.   Loan Document Status. Each Mortgage Note, Mortgage and other agreement evidencing or securing such Mortgage Loan that was executed by or on behalf of the related Mortgagor with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or one form of action law or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations underlying applicable securities laws, to the extent that such public policy considerations limit the enforceability of provisions that purport to provide indemnification from liabilities under applicable securities laws, and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i), (ii), and (iii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage
Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

            14.   Insurance. Except in certain cases where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating (and, if rated by Fitch, a credit rating of at least "A-" by Fitch) and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance
(or the equivalent) policy, in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property is also covered by comprehensive general liability insurance in amounts customarily required by prudent commercial mortgage lenders for properties of similar types. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income), unless such Mortgaged Property constitutes a manufactured housing community. If any material portion of the improvements on a Mortgaged Property securing any
Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency
as a special flood hazard area (Zone A or Zone V), and flood insurance was available, a flood insurance policy is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of: (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable federal flood insurance program. Each Mortgaged Property
(other than a manufactured housing community) located in California or in seismic zones 3 and 4 is covered by seismic insurance to the extent such
Mortgaged Property has a probable maximum loss of greater than twenty percent
(20%) of the replacement value of the related improvements, calculated using methodology acceptable to a reasonably prudent commercial mortgage lender with respect to similar properties in the same area or earthquake zone. Each
Mortgaged Property located within Florida or within 25 miles of the coast of
North Carolina, South Carolina, Georgia, Alabama, Mississippi, Louisiana or
Texas is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan and
(ii) 100% of the insurable replacement cost of the improvements located on such
Mortgaged Property (less physical depreciation). All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without at least 10 days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Additionally, for any Mortgage Loan having a Cut-off
Date Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability or financial strength rating from S&P or Moody's of not less than A-minus (or the equivalent), or from A.M. Best Company of not less than "A-minus: V" (or the equivalent) and, if rated by Fitch, of not less than "A-" from Fitch (or the equivalent). With respect to each Mortgage Loan, except as set forth in the first sentence of this representation 14, the related Mortgage Loan documents require that the related Mortgagor or a tenant of such Mortgagor maintain insurance as described above or permit the related mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage Loan documents for each Mortgage Loan provide that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of all or part of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage Loan documents may entitle the related Mortgagor to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related
Mortgagor holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground
Lease (as defined in representation 18 below).

            Each Mortgaged Property is insured by an "all-risk" casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

            15.   Taxes and Assessments. There are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that have not been paid or are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments and other charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

            16.   Mortgagor Bankruptcy. No Mortgagor under a Mortgage Loan is, to the Seller's knowledge, a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

            17.   Local Law Compliance. To the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report or an endorsement to the related Title Policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related
Mortgagor at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a
Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the Value of the related Mortgaged Property or any such material non-compliance is insured by the Title Policy or a law and ordinance insurance policy). In the case of each legal non-conforming use or structure, the related Mortgaged Property may be restored or repaired to the full extent of the use or structure at the time of such casualty or law and ordinance coverage has been obtained in an amount that would be required by prudent commercial mortgage lenders (or, if the related Mortgaged Property may not be restored or repaired to the full extent of the use or structure at the time of such casualty and law and ordinance coverage has not been obtained in an amount that would be required by prudent commercial mortgage lenders, such fact does not materially and adversely affect the Value of the related Mortgaged
Property) or a zoning endorsement to the related Title Policy has been obtained or the Mortgaged Property is covered by insurance that will provide proceeds that will be sufficient to repay the Mortgage Loan.

            18.   Leasehold Estate. If any Mortgage Loan is secured by the
interest of a Mortgagor as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee
Interest"), then:

                  (i)      such Ground Lease or a memorandum thereof has been or
      will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be

      encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since the recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File; and if required by such Ground Lease, the lessor thereunder has received notice of the lien of the related
      Mortgage in accordance with the provisions of such Ground Lease;

                  (ii)     the related lessee's leasehold interest in the
      portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and
      Permitted Encumbrances;

                  (iii)    upon foreclosure of such Mortgage Loan (or
      acceptance of a deed in lieu thereof), the Mortgagor's interest in such
      Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has either been obtained or (pursuant to the Ground Lease) may not be unreasonably withheld);
      provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

                  (iv)     such Ground Lease is in full force and effect, and,
      to the Seller's knowledge, no material default has occurred under such
      Ground Lease;

                  (v)      such Ground Lease requires the lessor thereunder to
      give notice of any material default by the lessee to the mortgagee under such Mortgage Loan provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of the Ground
      Lease; and such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

                  (vi)     the mortgagee under such Mortgage Loan is permitted
      a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (vii)    such Ground Lease either (i) has an original term
      which extends not less than twenty (20) years beyond the Stated Maturity
      Date of such Mortgage Loan, or (ii) has an original term, which together with extension options that are exercisable by the lender upon its taking possession of the Mortgagor's leasehold interest and that, if exercised, would cause the term of such Ground Lease to extend not less than twenty
      (20) years beyond the Stated Maturity Date of such Mortgage Loan;

                  (viii)   such Ground Lease requires the lessor to enter
      into a new lease with a mortgagee upon termination of such Ground Lease for any reason, including as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Mortgagor, unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee that is susceptible to cure by the mortgagee under such
      Ground Lease following notice thereof from the lessor;

                  (ix)     under the terms of such Ground Lease and the related
      Mortgage or related Mortgage Loan documents, taken together, any related casualty insurance proceeds (other than de minimis amounts for minor casualties) with respect to the leasehold interest will be applied either
      (i) to the repair or restoration of all or part of the related Mortgaged
      Property, with the mortgagee or a trustee appointed or consented to by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or
      (ii) to the payment of the outstanding principal balance of the Mortgage
      Loan together with any accrued interest thereon;

                  (x)      such Ground Lease does not impose any restrictions on
      subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the related Mortgaged
      Property is located at the time of the origination of such Mortgage Loan;
      and

                  (xi)     such Ground Lease provides that (i) it may not be
      amended, modified, cancelled or terminated without the prior written consent of the mortgagee under such Mortgage Loan, or (ii) any such action without such consent is not binding on such mortgagee, its successors or assigns; provided, however, that termination or cancellation without such consent may be binding on the mortgagee if (i) an event of default occurs under the Ground Lease, (ii) notice is provided to the mortgagee and (iii)
      such default is curable by the mortgagee as provided in the Ground Lease, but remains uncured beyond the applicable cure period.

            19.   Qualified Mortgage. Each Mortgage Loan is a "qualified
mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury
Regulations Section 1.860G-2(a) (but without regard to the rule in Treasury
Regulations Section 1.860G-2(a)(3) or Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage under certain circumstances). Each
Mortgage Loan is directly secured by an interest in real property (within the meaning of Treasury Regulations Section 1.856-3(c) and 1.856-3(d)), and either
(1) the fair market value of the interest in real property which secures such
Mortgage Loan was at least equal to 80% of the principal amount of such Mortgage
Loan at the time the Mortgage Loan was (a) originated or modified (within the meaning of Treasury Regulations Section 1.860G-2(b)(1)) or (b) contributed to the Trust Fund, or (2) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect an interest in real property and such interest in real property was the only security for the Mortgage Loan at the time such Mortgage Loan was originated or modified. For purposes of the previous sentence, the fair market value of the referenced interest in real property shall first be reduced by (1) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (2) a proportionate amount of any lien on such interest in real property that is in parity with the Mortgage
Loan.

            20.   Advancement of Funds. In the case of each Mortgage Loan,
neither the Seller nor, to the Seller's knowledge, any prior holder of such
Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged
Property (other than (a) amounts paid by the tenant as specifically provided under a related lease or by the property manager or (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses incurred in connection with the origination and funding of the Mortgage Loan), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

            21.   No Equity Interest, Equity Participation or Contingent
Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Mortgagor, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment
Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b)
subject to available funds, a portion of the cash flow generated by such
Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related monthly payment.

            22.   Legal Proceedings. To the Seller's knowledge, there are no pending actions, suits, proceedings or governmental investigations by or before any court or governmental authority against or affecting the Mortgagor under any
Mortgage Loan or the related Mortgaged Property that could reasonably be expected to materially and adversely affect the Value of the Mortgaged Property as security for such Mortgage Loan or the current ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

            23.   Other Mortgage Liens. Except with respect to another Mortgage
Loan (which will also be an asset of the Trust Fund) cross-collateralized with a
Mortgage Loan, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, except as indicated in the preceding sentence and except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related
Mortgage. The related Mortgage Loan documents require the Mortgagor under each
Mortgage Loan to pay all reasonable costs and expenses related to any required consent to an encumbrance, including any applicable Rating Agency fees, or would permit the related mortgagee to withhold such consent if such costs and expenses are not paid by a party other than such mortgagee.

            24.   No Mechanics' Liens. As of the date of origination, each
Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) was free and clear of any and all mechanics' and materialmen's liens that were prior or equal to the lien of the related Mortgage and that were not bonded or escrowed for or covered by title insurance. As of the Closing Date, to the Seller's knowledge: (i) each Mortgaged Property securing a Mortgage Loan
(exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

            25.   Compliance. Other than any default interest or any late
charges, each Mortgage Loan (other than ARD Loans after their respective
Anticipated Repayment Dates) complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

            26.   Licenses and Permits. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related Mortgagor at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related
Mortgaged Property is located customarily performs in the origination of comparable mortgage loans, the related Mortgagor, the related lessee, franchisee or operator was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related
Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

            27.   Cross-Collateralization. No Mortgage Loan is
cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any Crossed Loan Groups, the sum of the amounts of the respective
Mortgages recorded on the related Mortgaged Properties with respect to such
Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

            28.   Releases of Mortgaged Properties. No Mortgage Note or Mortgage
requires the mortgagee to release all or any material portion of the related
Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of
"government securities" within the meaning of Section 2(a)(16) of the Investment
Company Act of 1940, as amended (the "Investment Company Act"), in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Crossed Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related
Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price in connection therewith; and
provided, further, that certain Crossed Loan Groups or individual Mortgage Loans secured by multiple parcels may permit the related Mortgagor to obtain the release of one or more of the related Mortgaged Properties by substituting comparable

real estate property, subject to, among other conditions precedent, receipt of confirmation from each Rating Agency that such release and substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more improved or unimproved parcels of land to which, in either case, the Seller did not give any material value in underwriting the Mortgage Loan.

            29.   Defeasance. Each Mortgage Loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date and (ii) only with substitute collateral constituting "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act. To the Seller's knowledge, the provisions of each such Mortgage Loan, if any, permitting defeasance are only for the purpose of facilitating the disposition of a Mortgaged Property and are not part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

            30.   Defeasance and Assumption Costs. If any Mortgage Loan permits defeasance, then the related Mortgage Loan documents provide that the related
Mortgagor is responsible for the payment of all reasonable costs and expenses associated with defeasance incurred by the related mortgagee, including Rating
Agency fees. If any Mortgage Loan permits assumptions, then the related Mortgage
Loan documents provide that the related Mortgagor is responsible for all reasonable costs and expenses associated with an assumption incurred by the related mortgagee.

            31.   Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate, late charge or prepayment premium.

            32.   Inspection. The Seller (or if the Seller is not the
originator, the originator of the Mortgage Loan) or an affiliate thereof inspected, or caused the inspection of, the related Mortgaged Property within the preceding twelve (12) months.

            33.   No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration under the
Mortgage Note or Mortgage for any Mortgage Loan (other than payments due but not yet 30 days or more delinquent); provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Schedule I.

            34.   Due-on-Sale. The Mortgage, Mortgage Note or loan agreement for each Mortgage Loan contains a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of such Mortgage
Loan if, without the prior written consent of the holder of such Mortgage, either the related Mortgaged Property, or any direct controlling equity interest in the related Mortgagor, is transferred or sold, other than by reason of family and estate planning transfers, transfers by devise or descent or by operation of law upon death, transfers of less than a controlling interest in the Mortgagor, transfers of shares in public

companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan documents, transfers that are subject to the mortgagee's approval of the proposed transferee and satisfaction of certain conditions specified in the Mortgage Loan documents, transfers, substitutions or releases of collateral provided in the Mortgage Loan documents, transfers among existing members, partners or shareholders in the
Mortgagor, transfers among affiliated Mortgagors with respect to cross-collateralized Mortgage Loans or multi-property Mortgage Loans, transfers among co-Mortgagors, transfers of worn-out or obsolete furniture, furnishings and equipment or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan documents; provided, however, that certain
Mortgage Loans provide for the assumption of the Mortgage Loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to
Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            35.   Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-off Date Balance of $5,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose
Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that during the term of the
Mortgage Loan it may only own and operate one or more of the Mortgaged
Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents generally further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor with respect to a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan)
and, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates (except to the extent required by any cash management provisions of the related Mortgage Loan documents) except on an arm's-length basis.

            36.   Whole Loan. Each Mortgage Loan is a whole loan (which term includes any Mortgage Loan that is part of a Loan Combination, but does not include any related Non-Trust Loan) and not a participation interest in a mortgage loan.

            37.   Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related
Title Policy insuring same, or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots, which shall be effective for the next tax year.

            38.   ARD Loans. Each ARD Loan requires scheduled monthly payments of principal and/or interest. If any ARD Loan is not paid in full by its
Anticipated Repayment Date, and assuming it is not otherwise in default, (i) the rate at which such ARD Loan accrues interest

will increase by at least two (2) percentage points and (ii) the related
Mortgagor is required to enter into a lockbox arrangement on the ARD Loan whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the applicable servicer.

            39.   Security Interests. A UCC financing statement has been filed and/or recorded, or submitted for filing and/or recording (or submitted to a title company for filing and/or recording pursuant to escrow instructions), in all places necessary to perfect (to the extent that the filing or recording of such a UCC financing statement can perfect such a security interest) a valid security interest in the personal property of the related Mortgagor granted under the related Mortgage except for certain personal property and fixtures subject to purchase money security interests and personal property leases permitted under the Mortgage Loan documents. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property, then (a) the security agreements, financing statements or other instruments, if any, related to the
Mortgage Loan secured by such Mortgaged Property establish and create a valid security interest in all items of personal property owned by the related
Mortgagor which are material to the conduct in the ordinary course of the
Mortgagor's business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more UCC financing statements covering such personal property have been filed and/or recorded (or have been sent for filing or recording or submitted to a title company for filing or recording pursuant to escrow instructions) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing or recording of a UCC financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Seller)
executed and delivered in favor of the Trustee constitutes a legal, valid and, subject to the limitations and exceptions set forth in representation 13 hereof, binding assignment thereof from the relevant assignor to the Trustee; provided that, if the related security agreement and/or UCC Financing Statement has been recorded in the name of MERS or its designee, no assignment of security agreement and/or UCC Financing Statement in favor of the Trustee is required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trust to be shown as the owner of the Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing or recording of UCC
Financing Statements are required in order to effect such perfection.

            40.   Prepayment Premiums and Yield Maintenance Charges. Prepayment
Premiums and Yield Maintenance Charges payable with respect to each Mortgage
Loan, if any, constitute "customary prepayment penalties" within meaning of
Treasury Regulations Section 1.860G-1(b)(2).

            41.   Commencement of Amortization. Unless such Mortgage Loan
provides for interest only payments prior to its Stated Maturity Date or, in the case of an ARD Loan, prior

to its Anticipated Repayment Date, each Mortgage Loan begins to amortize prior to its Stated Maturity Date or, in the case of an ARD Loan, prior to its
Anticipated Repayment Date.

            42.   Servicing Rights. Except as provided in the Pooling and
Servicing Agreement, any permitted subservicing agreements and servicing rights purchase agreements pertaining thereto, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith which will remain in effect after the Closing Date.

            43.   Recourse. The related Mortgage Loan documents contain
provisions providing for recourse against the related Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, for damages, liabilities, expenses or claims sustained in connection with the
Mortgagor's fraud, material (or, alternatively, intentional) misrepresentation, waste or misappropriation of any tenant security deposits (in some cases, only after foreclosure or an action in respect thereof), rent (in some cases, only after an event of default), insurance proceeds or condemnation awards. The related Mortgage Loan documents contain provisions pursuant to which the related
Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental laws.

            44.   Assignment of Collateral. There is no material collateral
securing any Mortgage Loan that is not being assigned to the Purchaser.

            45.   Fee Simple Interest. Unless such Mortgage Loan is secured in whole or in material part by a Ground Lease and is therefore the subject of representation 18, the interest of the related Mortgagor in the Mortgaged
Property securing each Mortgage Loan is a fee simple interest in real property and the improvements thereon, except for any portion of such Mortgaged Property that consists of a leasehold estate that is not a material ground lease, which ground lease is not the subject of representation 18.

            46.   Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage
Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the applicable Master Servicer). All such escrow deposits are being conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the date hereof, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

            47.   Operating Statements. In the case of each Mortgage Loan, the related Mortgage or another Mortgage Loan document requires the related
Mortgagor, in some cases at the request of the lender, to provide the holder of such Mortgage Loan with at least quarterly operating statements and rent rolls
(if there is more than one tenant) for the related Mortgaged

Property and annual financial statements of the related Mortgagor, and with such other information as may be required therein.

            48.   Grace Period. With respect to each Mortgage Loan, the related
Mortgage, Mortgage Note or loan agreement provides a grace period for delinquent monthly payments no longer than 15 days from the applicable Due Date or five (5)
days from notice to the related Mortgagor of the default.

            49.   Disclosure to Environmental Insurer. If the Mortgaged Property
securing any Mortgage Loan identified on Annex C as being covered by a secured creditor policy, then the Seller:

                  (i)      has disclosed, or is aware that there has been
      disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy)
      identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller;
      or

                  (ii)     has delivered or caused to be delivered to the
      insurer under such policy copies of all environmental reports in the
      Seller's possession related to such Mortgaged Property;

in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy.

            50.   No Fraud. No fraud with respect to a Mortgage Loan has taken place on the part of the Seller or any affiliated originator in connection with the origination of any Mortgage Loan.

            51.   Servicing. The servicing and collection practices used by the
Seller (with respect to each Mortgage Loan serviced thereby, if the Seller acted as a servicer of any such Mortgage Loan) and, to the best of the Seller's knowledge, the servicing and collection practices employed by any servicer(s)
acting as agents for the Seller with respect to each Mortgage Loan, have, in all material respects, met customary standards utilized by prudent commercial mortgage loan servicers with respect to whole loans.

            52.   Appraisal. In connection with its origination or acquisition of each Mortgage Loan, the Seller obtained an appraisal of the related Mortgaged
Property, which appraisal is signed by an appraiser, who, to the Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the
Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal, or a letter from the appraiser, states that such appraisal satisfies the requirements of the "Uniform Standards of Professional Appraisal Practice" as
adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in
effect on the date the Mortgage Loan was originated.

            53.   Origination of the Mortgage Loans. The Seller originated all of the Mortgage Loans.

                             ANNEX A (TO SCHEDULE I)

                       (MLMT 2007-C-1/WELLS FARGO POOL 58)
                                WELLS FARGO LOANS
                EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES

1.    Mortgage Loan Schedule.

2.    Ownership of Mortgage Loans.

      Sub-serviced loans to be scheduled in Pooling and Servicing Agreement:

      o     Redlands Autoplex (620906206) ($2,000,000): Correspondent fee
            agreement executed with third party (Alison Company)

      o     Coventry Square (620906249) ($1,875,000): Correspondent fee
            agreement executed with third party (NorthMarq Capital, Inc.)

      o     Extra Space - Trotwood (620906524) ($1,820,000): Correspondent fee
            agreement executed with third party (Beacon Realty Capital)

      o     FedEx Kinkos (620906304)($1,700,000): Correspondent fee agreement executed with third party (CBRE Melody of Texas, LP)

      o     Sherwin Williams and Men's Wearhouse Buildings (620906125)
            ($1,400,000): Correspondent fee agreement executed with third party
            (CBRE Melody of Texas, LP)

3.    Payment Record.

4.    Lien; Valid Assignment.

      o     DRA Office Portfolio - Fixed (510906596) (Note
            A-1)($247,302,418.67): (i) $756,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of $247,302,418.67; A-2 Note in amount of $247,302,418.67; and A-3
            Note in amount of $247,302,418.66); Wells Fargo is contributing A-1
            Note to MLMT 2007-C-1 Trust; The loan is serviced pursuant to the
            Pooling and Servicing Agreement for the MLMT 2007-C-1; also, (ii)
            One of constituent properties (Peachtree Street - allocated loan amount of $15,561,000) is an office condominium; Borrower has approx
            92% ownership interest in related association; also, (iii) Outparcel tenant (Ruth's Chris ) at CC at Town Park property (allocated loan amount of $23,265,602) has right of first refusal (ROFR) to purchase its leased property and a small portion of adjacent land;
            Foreclosure does not extinguish ROFR; Loan documents provide for release of Ruth's Chris ROFR-related property subject to certain conditions, including payment of release price to lender; also (iv)
            Condominium association and other condominium unit owners at
            Peachtree Street property (allocated loan amount of $15,561,000)
            have

            ROFR to purchase space in the building; Foreclosure does not extinguish ROFR; Foreclosure or deed-in-lieu does not trigger ROFR, however

      o     1101 New York Ave (510906495) (Note A-1)($112,500,000) $225,000,000
            senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of $112,500,000 and A-2 Note in amount of
            $112,500,000); Wells Fargo is contributing A-1 Note to MLMT 2007-C-1
            Trust; The loan is serviced pursuant to the Pooling and Servicing
            Agreement for the MLMT 2007-C-1 Trust

      o     Amylin (310906210) ($35,350,000): Tenant (Sicor Inc) has right of first refusal (ROFR) to purchase entirety of mortgaged property;
            Foreclosure does not extinguish ROFR; Foreclosure or deed-in-lieu does not trigger ROFR, however

      o     Featherock Park (310906654)($21,000,000): Florida statute confers right of first refusal (ROFR) to owner's association; ROFR does not apply to foreclosure or deed-in-lieu, however

      o     Encanto- SLB Puerto Rico (18 Properties) (930906124) ($18,300,000):
            Master lease prohibits transfer of properties to competing franchisors without master lessee's consent; Lease restriction is not extinguished by foreclosure

      o     Comfort Inn Downtown Orlando (310906646) ($7,500,000): (i) Ground
            lessor has option to purchase borrower's leasehold interest in mortgaged property following defeasance lockout, upon defeasance of loan; also, (ii) ground lessor has right of first refusal (ROFR) to purchase entirety of borrower's leasehold interest in the mortgaged property; Foreclosure does not extinguish ROFR; Foreclosure or deed-in-lieu does not trigger ROFR, however

      o     Tractor Supply Company - San Benito, TX (410906358) ($2,010,000):
            Tenant (Tractor Supply Co. of Texas) has right of first refusal
            (ROFR) to purchase entirety of mortgaged property; Foreclosure does not extinguish ROFR; Foreclosure or deed-in-lieu does not trigger
            ROFR, however

      o     Redlands Autoplex (620906206) ($2,000,000): Tenant (Discount Tire)
            has right of first refusal (ROFR) to purchase entirety of mortgaged property; Foreclosure does not extinguish ROFR; Foreclosure or deed-in-lieu does not trigger ROFR, however

      o     Tractor Supply Co Hurricane, West Virginia (410906224) ($1,974,500):
            Tenant (Tractor Supply.) has right of first refusal (ROFR) to purchase entirety of mortgaged property; Foreclosure does not extinguish ROFR; Foreclosure or deed-in-lieu triggers ROFR, however

      o     National Tire and Battery - Rosenberg (410906127) ($1,688,120):
            Tenant (National Tire & Battery) has right of first refusal (ROFR)
            and right of first offer (ROFO) to purchase entirety of mortgaged property; Foreclosure does not extinguish ROFR; Borrower and guarantor have carve-out liability for losses

            resulting from tenant's asserting ROFR in connection with
            foreclosure or deed-in-lieu; As of January 15, 2007, guarantors'
            stated net worth is approximately $6.2 million and stated liquidity is approximately $672,000

      o     Goodwill Industries (410906117) ($1,400,000): Tenant (Goodwill
            Industries of South Texas) has right of first refusal (ROFR) to purchase entirety of mortgaged property; Foreclosure does not extinguish ROFR; Foreclosure or deed-in-lieu does not trigger ROFR, however

      o     972-980 S. Western Avenue Retail (410906024) ($1,500,000): Tenant
            (Clear Channel Outdoor, Inc.) has right of first refusal (ROFR) to purchase portion of property used for erecting and maintaining outdoor advertising structures; Foreclosure does not extinguish
            ROFR; Foreclosure or deed-in-lieu does not trigger ROFR, however

      o     Circle K - Raleigh (930906455) ($750,000): Tenant (Circle K Stores
            Inc.) has right of first offer (ROFO) to purchase entirety of property; Foreclosure does not extinguish ROFO; Foreclosure or deed-in-lieu does not trigger ROFO, however

5.    Assignment of Leases and Rents.

6.    Mortgage Status; Waivers and Modifications

            For all split loans originated by Wells Fargo Bank: related intercreditor documentation was finalized post-closing and submitted to Centerline.

7.    Condition of Property; Condemnation.

8.    Title Insurance.

9.    No Holdbacks.

10.   Mortgage Provisions.

11.   Trustee under Deed of Trust.

12.   Environmental Conditions.

      Annex C Information (In lieu of Phase I, property was included in lender's group Secured Creditor Impaired Property Policy. The Policy Issuer is
      Steadfast Insurance Company, an affiliate of Zurich North America.), with individual claim limits of $5,581,250.00 and aggregate policy limits of
      $21,736,000.00:

      o     Tractor Supply 1 (410906365) ($4,465,000)

      o     Bear Building (410906147) ($4,200,000)

      o     Yankee Shoppes (410906378)($2,990,000)

      o     Flowers Bakery (410906094) ($2,600,000)

      o     Shaw Blythe Project (410906033) ($2,200,000)

      o     Southwood Village SC (410906382) ($2,150,000)

      o     Tractor Supply Company - San Benito, TX (410906358) ($2,010,000)

      o     Ardent Health Services Building (410905988) ($2,000,000)

      o     Century 21 Sedona (410906273) ($2,000,000)

      o     American Mini Storage - Chandler (410906593) ($2,000,000)

      o     Extra Space - Trotwood (620906524) ($1,820,000)

      o     Coventry Square (620906249) ($1,875,000)

      o     Off Broadway Partners (410906006) ($1,800,000)

      o     Kersey MHP (410906014) ($1,800,000)

      o     Magnolia Crossings (410905811) ($1,750,000)

      o     FedEx Kinkos (620906304)($1,700,000)

      o     National Tire and Battery - Rosenberg (410906127) ($1,688,120)

      o     Chapel Ridge Shoppes (410905516) ($1,645,000)

      o     Madera Retail Building (410905324) ($1,615,000)

      o     TD Banknorth (410906076) ($1,600,000)

      o     Red Rock Street Office (410906405) ($1,600,000)

      o     225 Valencia Street (410906159) ($1,565,000)

      o     Bridgestone Firestone Tire Center (410906126) ($1,530,247)

      o     972-980 S. Western Avenue Retail (410906024) ($1,500,000)

      o     4128 W. Commonwealth Avenue (410906202) ($1,500,000)

      o     Goodwill Industries (410906117) ($1,400,000)

      o     Sherwin Williams and Men's Wearhouse Buildings (620906125)
            ($1,400,000)

      o     Crosswind Apts (410906498) ($1,380,000)

      o     North Boyd Apts (410906248) ($1,300,000)

      o     Arvin Mobile Home Estates (410906211) ($1,250,000)

      o     1243 Greenfield Drive (410906336) ($1,235,000)

      o     Blockbuster Little Elm, Texas (410906261) ($1,000,000)

      o     249 New Britain Avenue (410905875) ($960,000)

      o     928 Berdan Avenue (410905079) ($585,000)

In addition, the following loan has a stand-alone environmental policy:

      o     Taco Bell Portfolio (10 Properties) (930903133) ($7,150,000):
            Environmental Collateral Protection and Liability Insurance Policy
            issued by Steadfast Insurance Company, an affiliate of Zurich North
            America, in lieu of providing an environmental indemnity from a borrower principal. The current Phase I for each property does not indicate that further action is required; The aggregate claims limit is 100% of the related loan amounts (or $7,150,000); The term of the environmental policy is 10 years with a maturity date of 08.15.2015
            (loan maturity is 09.01.2015), and the policy premiums have been prepaid

13.   Loan Document Status.

14.   Insurance.

      o     Taco Bell Portfolio (10 Properties) (930903133) ($7,150,000): No
            terrorism insurance required at closing

      o     Tractor Supply 1 (410906365) ($4,465,000): No terrorism insurance required at closing; Carve-out guaranty obtained from warm body guarantor for related losses; As of December 31, 2006, guarantors have a combined approximate net worth of $97.1 million and approximate liquidity of $878,000

      o     Broadstone TB Augusta Pensacola (2 Properties) (930906384)
            ($2,100,000): No terrorism insurance required at closing

      o     Ardent Health Services Building (410905988) ($2,000,000): Borrower's
            obligation to provide required casualty, rent loss, comprehensive general liability and terrorism insurance suspended subject to certain conditions, including tenant's (Ardent Health Services)
            maintaining lease-required insurance or electing to self-insure as provided in its lease; Tenant's net worth is approximately $385 million

      o     Sherwin Williams and Men's Wearhouse Buildings (620906125)
            ($1,400,000): (i) No terrorism insurance required at closing;
            Carve-out guaranty obtained from non-SPE borrower for related losses, however; (ii) Insurance deductible permitted

            to exceed $25,000, so long as Borrower and warm body guarantor are personally liable; As of 01.01.2007, guarantor's stated net worth was approximately $3.95 million and stated liquidity was
            approximately $211,000

      o     Arvin Mobile Home Estates (410906211) ($1,250,000): No casualty insurance required (Manufactured Housing Community-type collateral having no permanent structures other than concrete pads with utility connections)

15.   Taxes and Assessments.

16.   Mortgagor Bankruptcy.

17.   Local Law Compliance.

18.   Leasehold Estate.

19.   Qualified Mortgage.

20.   Advancement of Funds.

21.   No Equity Interest, Equity Participation or Contingent Interest.

22.   Legal Proceedings.

23.   Other Mortgage Liens.

      o     DRA Office Portfolio - Fixed (510906596) (Note
            A-1)($247,302,418.67): $756,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of $247,302,418.67; A-2 Note in amount of $247,302,418.67; and A-3
            Note in amount of $247,302,418.66); Wells Fargo is contributing A-1
            Note to MLMT 2007-C-1 Trust; The loan is serviced pursuant to the
            Pooling and Servicing Agreement for the MLMT 2007-C-1

      o     1101 New York Ave (510906495) (Note A-1)($112,500,000) $225,000,000
            senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of $112,500,000 and A-2 Note in amount of
            $112,500,000); Wells Fargo is contributing A-1 Note to MLMT 2007-C-1
            Trust; The loan is serviced pursuant to the Pooling and Servicing
            Agreement for the MLMT 2007-C-1 Trust

      o     Encanto- SLB Puerto Rico (930906124) ($18,300,000): $18,300,000 A
            Note and $6,700,000 subordinated B Note (not included in MLMT
            2007-C1 Trust) held by Wells Fargo Bank; A Note and B Note are cross-defaulted

      o     Fairfield Inn Potomac Mills (310906643) ($9,440,000): $9,440,000 A
            Note and $590,000 subordinated B Note (not included in MLMT 2007-C1
            Trust) held by Wells Fargo Bank; A Note and B Note are
            cross-defaulted

24.   No Mechanics' Liens.

25.   Compliance.

26.   Licenses and Permits.

27.   Cross-collateralization.

      o     Encanto- SLB Puerto Rico (930906124) ($18,300,000): $18,300,000 A
            Note and $6,700,000 subordinated B Note (not included in MLMT
            2007-C1 Trust) held by Wells Fargo Bank; A Note and B Note are cross-defaulted

      o     Fairfield Inn Potomac Mills (310906643) ($9,440,000): $9,440,000 A
            Note and $590,000 subordinated B Note (not included in MLMT 2007-C1
            Trust) held by Wells Fargo Bank; A Note and B Note are
            cross-defaulted

28.   Releases of Mortgage Property.

29.   Defeasance.

30.   Defeasance and Assumption Costs.

31.   Fixed Rate Loan.

32.   Inspection.

33.   No Material Default.

34.   Due-on-Sale.

35.   Single-Purpose Entity.

      o     Drury Inn - Bowling Green, KY (310906257) ($9,000,000): Borrower is
            not an SPE

36.   Whole Loan.

37.   Tax Parcels.

38.   ARD Loans.

39.   Security Interests.

40.   Prepayment Premiums and Yield Maintenance Charges.

41.   Commencement of Amortization.

42.   Servicing Rights.

      Sub-serviced loans to be scheduled in Pooling and Servicing Agreement:

      o     Redlands Autoplex (620906206) ($2,000,000): Correspondent fee
            agreement executed with third party (Alison Company)

      o     Coventry Square (620906249) ($1,875,000): Correspondent fee
            agreement executed with third party (NorthMarq Capital, Inc.)

      o     Extra Space - Trotwood (620906524) ($1,820,000): Correspondent fee
            agreement executed with third party (Beacon Realty Capital)

      o     FedEx Kinkos (620906304)($1,700,000): Correspondent fee agreement executed with third party (CBRE Melody of Texas, LP)

      o     Sherwin Williams and Men's Wearhouse Buildings (620906125)
            ($1,400,000): Correspondent fee agreement executed with third party
            (CBRE Melody of Texas, LP)

43.   Recourse.

44.   Assignment of Collateral.

45.   Fee Simple Interest.

46.   Escrows.

47.   Operating Statements.

            For all Wells Fargo-originated loans of $4,000,000 or less: Loan documents provide, following securitization, for annual (not quarterly) operating statements, annual financial statements, and quarterly rent roll information

48.   Grace Period.

49.   Disclosure to Environmental Insurer.

50.   No Fraud.

51.   Servicing.

52.   Appraisal.

53.   Origination of the Mortgage Loans.

                             ANNEX B (TO SCHEDULE I)

MORTGAGED PROPERTIES AS TO WHICH THE ONLY ENVIRONMENTAL INVESTIGATIONS CONDUCTED
    IN CONNECTION WITH THE ORIGINATION OF THE RELATED MORTGAGE LOAN WERE WITH
         RESPECT TO ASBESTOS-CONTAINING MATERIALS AND LEAD-BASED PAINT.

                               (REPRESENTATION 12)

      o     Tractor Supply 1 (410906365) ($4,465,000)

      o     Bear Building (410906147) ($4,200,000)

      o     Yankee Shoppes (410906378)($2,990,000)

      o     Flowers Bakery (410906094) ($2,600,000)

      o     Shaw Blythe Project (410906033) ($2,200,000)

      o     Southwood Village SC (410906382) ($2,150,000)

      o     Tractor Supply Company - San Benito, TX (410906358) ($2,010,000)

      o     Ardent Health Services Building (410905988) ($2,000,000)

      o     Century 21 Sedona (410906273) ($2,000,000)

      o     American Mini Storage - Chandler (410906593) ($2,000,000)

      o     Coventry Square (620906249) ($1,875,000)

      o     Extra Space - Trotwood (620906524) ($1,820,000)

      o     Off Broadway Partners (410906006) ($1,800,000)

      o     Kersey MHP (410906014) ($1,800,000)

      o     Magnolia Crossings (410905811) ($1,750,000)

      o     FedEx Kinkos (620906304)($1,700,000)

      o     National Tire and Battery - Rosenberg (410906127) ($1,688,120)

      o     Chapel Ridge Shoppes (410905516) ($1,645,000)

      o     Madera Retail Building (410905324) ($1,615,000)

      o     TD Banknorth (410906076) ($1,600,000)

      o     Red Rock Street Office (410906405) ($1,600,000)

      o     225 Valencia Street (410906159) ($1,565,000)

      o     Bridgestone Firestone Tire Center (410906126) ($1,530,247)

      o     972-980 S. Western Avenue Retail (410906024) ($1,500,000)

      o     4128 W. Commonwealth Avenue (410906202) ($1,500,000)

      o     Goodwill Industries (410906117) ($1,400,000)

      o     Sherwin Williams and Men's Wearhouse Buildings (620906125)
            ($1,400,000)

      o     Crosswind Apts (410906498) ($1,380,000)

      o     North Boyd Apts (410906248) ($1,300,000)

      o     Arvin Mobile Home Estates (410906211) ($1,250,000)

      o     1243 Greenfield Drive (410906336) ($1,235,000)

      o     Blockbuster Little Elm, Texas (410906261) ($1,000,000)

      o     249 New Britain Avenue (410905875) ($960,000)

      o     928 Berdan Avenue (410905079) ($585,000)

      o     FRIH Taco, LLC (10 properties) (930903133) ($7,150,000)

                             ANNEX C (TO SCHEDULE I)

                   MORTGAGE LOANS COVERED BY SECURED CREDITOR
                        ENVIRONMENTAL INSURANCE POLICIES

                           (REPRESENTATIONS 12 AND 49)

--------------------------------------------------------------------------------
MORTGAGE LOAN NUMBER                         LOAN NAME
--------------------------------------------------------------------------------
       117.00                              FRIH Taco, LLC
       117.01                             Tractor Supply 1
       117.02                              Bear Building
       117.03                              Yankee Shoppes
       117.04                              Flowers Bakery
       117.05                       Flowers Bakery-Grand Prairie
       117.06                      Flowers Bakery-Corpus Christi
       117.07                          Flowers Bakery-Houston
       117.08                        Flowers Bakery-Fort Worth
       117.09                           Shaw Blythe Project
       117.10                    Southwood Village Shopping Center
       153.00                 Tractor Supply Company - San Benito, TX
       158.00                     Ardent Health Services Building
       187.00                     American Mini Storage - Chandler
       193.00                            Century 21 Sedona
       193.01                          Extra Space - Trotwood
       193.02                             Coventry Square
       193.03                                Kersey MHP
       193.04                          Off Broadway Partners
       206.00                            Magnolia Crossings
       209.00                               FedEx Kinkos
       214.00                  National Tire and Battery - Rosenberg
       215.00                           Chapel Ridge Shoppes
       217.00                          Madera Retail Building
       219.00                               TD Banknorth
       223.00                          Red Rock Street Office
       224.00                           225 Valencia Street
       226.00                    Bridgestone Firestone Tire Center
       227.00                       4128 W. Commonwealth Avenue
       230.00                     972-980 S. Western Avenue Retail
       233.00              Sherwin Williams and Men's Wearhouse Buildings
       234.00                           Goodwill Industries
       237.00                          Crosswinds Apartments
       238.00                          North Boyd Apartments
       240.00                        Arvin Mobile Home Estates
       241.00                          1243 Greenfield Drive

       244.00                      Blockbuster Little Elm, Texas
       248.00                          249 New Britain Avenue
       250.00                            928 Berdan Avenue

                                   SCHEDULE II

                             MORTGAGE LOAN SCHEDULE

                                   [Attached]

WFB

                                                                                                          PROPERTY
LOAN #   LOAN GROUP  PROPERTY NAME                                    LOAN / PROPERTY   ORIGINATOR        TYPE
------------------------------------------------------------------------------------------------------------------------------

  4          1       DRA / Colonial Office Portfolio                  Loan              WFB               Various
 4.01        1       Heathrow Inter. Business Ctr.                    Property          WFB               Office
 4.02        1       Research Office Park                             Property          WFB               Office
 4.03        1       CC at Town Park                                  Property          WFB               Office
 4.04        1       Colonial Place I & II                            Property          WFB               Office
 4.05        1       CC at Colonnade                                  Property          WFB               Office
 4.06        1       Peachtree Street                                 Property          WFB               Office
 4.07        1       CP Town Park Combined                            Property          WFB               Mixed Use
 4.08        1       Concourse Center                                 Property          WFB               Office
 4.09        1       CC at Town Park 600                              Property          WFB               Office
 4.1         1       Riverchase Center                                Property          WFB               Office
 4.11        1       International Office Park                        Property          WFB               Office
 4.12        1       Colonial Center at Bayside                       Property          WFB               Office
 4.13        1       Colonial Center at Blue Lake                     Property          WFB               Office
 4.14        1       Shops at Colonnade - Retail                      Property          WFB               Retail
 4.15        1       Colonial Plaza                                   Property          WFB               Office
 4.16        1       Esplanade                                        Property          WFB               Office
 4.17        1       Maitland Office Building                         Property          WFB               Office
 4.18        1       HIBC 1000 Building                               Property          WFB               Office
 4.19        1       One Independence Plaza                           Property          WFB               Office
  12         1       1101 New York Avenue                             Loan              WFB               Office
  19         1       Amylin                                           Loan              WFB               Office
             1       Albuquerque Hotel Portfolio                      Crossed           WFB               Hospitality
  26         1       Hilton Garden Inn Albuquerque                    Loan              WFB               Hospitality
  27         1       Holiday Inn Hotel & Suites Albuquerque           Loan              WFB               Hospitality
  28         1       Homewood Suites Albuquerque Airport              Loan              WFB               Hospitality
  29         1       Jefferson Crossing Shopping Center               Loan              WFB               Retail
  37         1       Featherock Park                                  Loan              WFB               Manufactured Housing
  49         1       Encanto- SLB Puerto Rico                         Loan              WFB               Retail
49.01        1       Unit #624/702 - Pizza Hut/TB - Isla Verde        Property          WFB               Retail
49.02        1       Unit #503 - KFC - Bayamon Victory                Property          WFB               Retail
49.03        1       Unit #504 - KFC - Barbosa                        Property          WFB               Retail
49.04        1       Unit #532/653 - KFC/PH - 65th Infanteria         Property          WFB               Retail
49.05        1       Unit #518 - KFC - Caguas                         Property          WFB               Retail
49.06        1       Unit #546 - KFC - Fajardo                        Property          WFB               Retail
49.07        1       Unit #523 - KFC/TB - Vega Baja                   Property          WFB               Retail
49.08        1       Unit #527/664 - KFC - Ponce Bypass               Property          WFB               Retail
49.09        1       Unit #622 - Pizza Hut - Ponce II                 Property          WFB               Retail
 49.1        1       Unit #512 - KFC - Cupey                          Property          WFB               Retail
49.11        1       Unit #516 - KFC - Puerta de Tierra               Property          WFB               Retail
49.12        1       Unit #639 - Pizza Hut - Guayama                  Property          WFB               Retail
49.13        1       Unit #529 - KFC/TB - Mayaguez Post               Property          WFB               Retail
49.14        1       Unit #514 - KFC - Carolina                       Property          WFB               Retail
49.15        1       Unit #636 - Pizza Hut - San German               Property          WFB               Retail
49.16        1       Unit #559 - KFC - Pinero                         Property          WFB               Retail
49.17        1       Unit #506 - KFC - Loiza Street                   Property          WFB               Retail
49.18        1       Unit #644 - Pizza Hut - Levittown                Property          WFB               Retail
  56         1       Kohl's Scottsdale                                Loan              WFB               Retail
  67         1       Best Buy - Everett, MA                           Loan              WFB               Retail
  71         1       Hampton Inn Bensalem                             Loan              WFB               Hospitality
  81         2       Candlewood Park MHC                              Loan              WFB               Manufactured Housing
  91         1       Fairfield Inn Potomac Mills                      Loan              WFB               Hospitality
  97         1       Drury Inn - Bowling Green, KY                    Loan              WFB               Hospitality
 110         1       Comfort Inn Downtown Orlando                     Loan              WFB               Hospitality
 117         1       FRIH Taco, LLC                                   Loan              WFB               Retail
117.01       1       Unit #16897 - TB - Cleveland                     Property          WFB               Retail
117.02       1       Unit #2431 - TB - Pigeon Forge                   Property          WFB               Retail
117.03       1       Unit #2963 - TB/LJS - Birmingham                 Property          WFB               Retail
117.04       1       Unit #3812 - TB - Abingdon                       Property          WFB               Retail
117.05       1       Unit #4553 - TB/LJS - Cullman                    Property          WFB               Retail
117.06       1       Unit #3454 - TB - Johnson City                   Property          WFB               Retail
117.07       1       Unit #2692 - TB - Auburn                         Property          WFB               Retail
117.08       1       Unit #17590 - TB - Bristol                       Property          WFB               Retail
117.09       1       Unit #16666 - TB - Hoover                        Property          WFB               Retail
117.1        1       Unit #3586 - TB - Morristown                     Property          WFB               Retail
 153         1       Tractor Supply 1                                 Loan              WFB               Retail
 155         1       Holiday Inn Cherry Hill                          Loan              WFB               Hospitality
 158         1       Bear Building                                    Loan              WFB               Mixed Use
 181         1       18933 South Reyes Avenue Industrial              Loan              WFB               Industrial
 187         1       Yankee Shoppes                                   Loan              WFB               Retail
 193         1       Flowers Bakery                                   Loan              WFB               Industrial
193.01       1       Flowers Bakery-Grand Prairie                     Property          WFB               Industrial
193.02       1       Flowers Bakery-Corpus Christi                    Property          WFB               Industrial
193.03       1       Flowers Bakery-Houston                           Property          WFB               Industrial
193.04       1       Flowers Bakery-Fort Worth                        Property          WFB               Industrial
 206         1       Shaw Blythe Project                              Loan              WFB               Industrial
 209         1       Southwood Village Shopping Center                Loan              WFB               Retail
 212         1       Broadstone Taco Bell Portfolio                   Loan              WFB               Retail
212.01       1       Pensacola Taco Bell                              Property          WFB               Retail
212.02       1       Augusta Taco Bell                                Property          WFB               Retail
 214         1       Tractor Supply Company - San Benito, TX          Loan              WFB               Retail
 215         1       Ardent Health Services Building                  Loan              WFB               Office
 217         1       American Mini Storage - Chandler                 Loan              WFB               Self Storage
 219         1       Century 21 Sedona                                Loan              WFB               Office
 220         1       Redlands Autoplex                                Loan              WFB               Retail
 221         1       Tractor Supply Co Hurricane, West Virginia       Loan              WFB               Retail
 223         1       Extra Space - Trotwood                           Loan              WFB               Self Storage
 224         1       Coventry Square                                  Loan              WFB               Office
 225         1       Northgate Shopping Center - Appleton, WI         Loan              WFB               Retail
 226         1       Kersey MHP                                       Loan              WFB               Manufactured Housing
 227         1       Off Broadway Partners                            Loan              WFB               Industrial
 230         1       Magnolia Crossings                               Loan              WFB               Office
 233         1       FedEx Kinkos                                     Loan              WFB               Retail
 234         1       National Tire and Battery - Rosenberg            Loan              WFB               Retail
 237         1       Chapel Ridge Shoppes                             Loan              WFB               Retail
 238         1       Madera Retail Building                           Loan              WFB               Retail
 240         1       TD Banknorth                                     Loan              WFB               Retail
 241         1       Red Rock Street Office                           Loan              WFB               Office
 244         1       225 Valencia Street                              Loan              WFB               Office
 245         1       7803 Afton Road Medical Building                 Loan              WFB               Office
 248         1       Bridgestone Firestone Tire Center                Loan              WFB               Retail
 250         1       4128 W. Commonwealth Avenue                      Loan              WFB               Office
 251         1       972-980 S. Western Avenue Retail                 Loan              WFB               Retail
 253         1       Sherwin Williams and Men's Wearhouse Buildings   Loan              WFB               Retail
 254         1       Goodwill Industries                              Loan              WFB               Retail
 255         2       Crosswinds Apartments                            Loan              WFB               Multifamily
 258         2       North Boyd Apartments                            Loan              WFB               Multifamily
 260         2       Arvin Mobile Home Estates                        Loan              WFB               Manufactured Housing
 261         1       1243 Greenfield Drive                            Loan              WFB               Industrial
 266         1       Blockbuster Little Elm, Texas                    Loan              WFB               Retail
 268         2       249 New Britain Avenue                           Loan              WFB               Multifamily
 270         1       Circle K- Raleigh                                Loan              WFB               Retail
 271         1       928 Berdan Avenue                                Loan              WFB               Industrial

LOAN #   STREET ADDRESS                                                  CITY               COUNTY                 STATE    ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------

  4      Various                                                         Various            Various                Various   Various
 4.01    300, 400, 701, 801, 901 & 1001 International Parkway            Lake Mary          Seminole               FL        32746
 4.02    12301-4 Research Boulevard, Buildings III & IV                  Austin             Travis                 TX        78759
 4.03    100, 200 & 300 Colonial Center Parkway                          Lake Mary          Seminole               FL        32746
 4.04    4300 & 4350 Cypress Street                                      Tampa              Hillsborough           FL        33607
 4.05    3500, 3700 & 3800 Colonnade Parkway                             Birmingham         Jefferson              AL        35243
 4.06    1355 Peachtree Street NE                                        Atlanta            Fulton                 GA        30309
 4.07    950 Market Promenade Avenue                                     Lake Mary          Seminole               FL        32746
 4.08    3501, 3503, 3505 & 3507 Frontage Road                           Tampa              Hillsborough           FL        33607
 4.09    600 Colonial Center Parkway                                     Lake Mary          Seminole               FL        32746
 4.1     2100, 2200 & 2300 Riverchase Center                             Birmingham         Shelby                 AL        35244
 4.11    1800 & 1900 International Park Drive                            Birmingham         Jefferson              AL        35243
 4.12    17757 US Highway 19 North                                       Clearwater         Pinellas               FL        33764
 4.13    3500 Blue Lake Drive                                            Birmingham         Jefferson              AL        35243
 4.14    3409-3443 Colonnade Parkway                                     Birmingham         Jefferson              AL        35243
 4.15    2101 6th Avenue North                                           Birmingham         Jefferson              AL        35203
 4.16    2101 Rexford Road                                               Charlotte          Mecklenburg            NC        28211
 4.17    901 Lake Destiny Drive                                          Maitland           Orange                 FL        32751
 4.18    1000 Business Center Drive                                      Lake Mary          Seminole               FL        32746
 4.19    One Independence Drive                                          Birmingham         Jefferson              AL        35209
  12     1101 New York Avenue NW                                         Washington         District of Columbia   DC        20005
  19     9360 and 9390 Towne Centre Drive                                San Diego          San Diego              CA        92121
         Various                                                         Albuquerque        Bernalillo             NM        Various
  26     2601 Yale Boulevard SE                                          Albuquerque        Bernalillo             NM        87106
  27     5050 Jefferson Street NE                                        Albuquerque        Bernalillo             NM        87109
  28     1520 Sunport Place SE                                           Albuquerque        Bernalillo             NM        87106
  29     100 Flowing Springs Rd                                          Charles Town       Jefferson              WV        25414
  37     2200 Highway 60 East                                            Valrico            Hillsborough           FL        33594
  49     Various                                                         Various                                   PR        Various
49.01    PR Road No. 187 Km 1.0, Isla Verde Food Mall                    Carolina           NAP                    PR        982
49.02    PR Road No. 167, Urb. County Estates                            Bayamon            NAP                    PR        619
49.03    Corner Barbosa Avenue & America St                              Hato Rey           NAP                    PR        918
49.04    Corner of 65th Infantry & 31st St., Sabana Liana Ward           Infanteria         NAP                    PR        984
49.05    Corner PR State Rd No. 172 & Asturias St                        Caguas             NAP                    PR        725
49.06    State Rd. No. 3 Km 46.0, Quebrada Ward                          Fajardo            NAP                    PR        738
49.07    PR Road No.2, Cabo Caribe Ward                                  Vega Baja          NAP                    PR        693
49.08    PR Road No.2 Km 26.6, San Anton Ward                            Ponce Bypass       NAP                    PR        731
49.09    PR Road No.2 Km 260.4                                           Ponce              NAP                    PR        731
 49.1    115 Amazonas St., Urb. El Paraiso                               San Juan           NAP                    PR        928
49.11    Munoz Rivera Ave. & San Juan Bautista St                        Puerta de Tierra   NAP                    PR        901
49.12    PR Road No. 3 Km 135.3                                          Guayama            NAP                    PR        784
49.13    Post St., Miradero Ward                                         Mayaguez Post      NAP                    PR        680
49.14    PR Road No. 3, Carolina Industrial Park                         Carolina           NAP                    PR        983
49.15    PR Road No. 102 Km 204.8                                        San German         NAP                    PR        683
49.16    1251 Jesus T. Pinero Avenue                                     Puerto Nuevo       NAP                    PR        920
49.17    Corner Loiza & Corchado St                                      Santurce           NAP                    PR        908
49.18    T-1569 Boulevard Ave., Levittown Lakes                          Toa Baja           NAP                    PR        949
  56     8680 East Raintree Drive                                        Scottsdale         Maricopa               AZ        85260
  67     162 Santilli Highway                                            Everett            Middlesex              MA        02149
  71     1329 Bristol Pike                                               Bensalem           Bucks                  PA        19020
  81     424 32nd Rd.                                                    Clifton            Mesa                   CO        81520
  91     2610 Prince William Parkway                                     Woodbridge         Prince William         VA        22192
  97     3250 Scottsville Road                                           Bowling Green      Warren                 KY        42104
 110     2416 North Orange Avenue                                        Orlando            Orange                 FL        32804
 117     Various                                                         Various            Various                Various   Various
117.01   2675 APD-40                                                     Cleveland          Bradley                TN        37323
117.02   3310 Parkway                                                    Pigeon Forge       Sevier                 TN        37863
117.03   4623 Highway 280 East                                           Birmingham         Shelby                 AL        35242
117.04   495 Cummings Street                                             Abingdon           Washington             VA        24210
117.05   5961 Alabama Highway 157                                        Cullman            Cullman                AL        35058
117.06   2000 North Roan Street                                          Johnson City       Washington             TN        37601
117.07   271 South Gay Street                                            Auburn             Lee                    AL        36830
117.08   3130 Lee Highway                                                Bristol            Bristol City           VA        24201
117.09   1821 Montgomery Highway S                                       Hoover             Jefferson              AL        35244
117.1    2235 West Andrew Johnson Highway                                Morristown         Hamblen                TN        37814
 153     3095 South Delsea Drive                                         Vineland           Cumberland             NJ        08360
 155     2715 West Marlton Pike                                          Cherry Hill        Camden                 NJ        08002
 158     2-8 East. Colorado Boulevard and 12-18 South Fair Oaks Avenue   Pasadena           Los Angeles            CA        91005
 181     18933 S. Reyes Avenue                                           Rancho Dominguez   Los Angeles            CA        90221
 187     7027 Yankee Road                                                Liberty Township   Butler                 OH        45044
 193     Various                                                         Various            Various                TX        Various
193.01   180 W. Pioneer Parkway                                          Grand Prairie      Dallas                 TX        75051
193.02   3717 Saratoga Boulevard                                         Corpus Christi     Nueces                 TX        78415
193.03   7750 Bluff Point Drive                                          Houston            Harris                 TX        77086
193.04   4751 Blue Mound Road                                            Fort Worth         Tarrant                TX        76106
 206     5096 North Blythe Avenue                                        Fresno             Fresno                 CA        93722
 209     21039 Timberlake Road                                           Lynchburg          Lynchburg City         VA        24502
 212     Various                                                         Various            Various                Various   Various
212.01   2011 Airport Boulevard                                          Pensacola          Escambia               FL        32504
212.02   3104 Peach Orchard Road                                         Augusta            Richmond               GA        30906
 214     901 Paseo Real                                                  San Benito         Cameron                TX        78586
 215     8080 East Academy Road                                          Albuquerque        Bernalillo             NM        87111
 217     1150 N Hamilton Street                                          Chandler           Maricopa               AZ        85225
 219     361 Forest Road                                                 Sedona             Coconino               AZ        86336
 220     1647 - 1667 Redlands Boulevard                                  Redlands           San Bernardino         CA        92373
 221     3790 Teays Valley Road                                          Hurricane          Putnam                 WV        25526
 223     5520 Salem Bend Drive                                           Trotwood           Montgomery             OH        45426
 224     12000 North Dale Mabry Highway                                  Tampa              Hillsborough           FL        33618
 225     2701 North Oneida Street                                        Appleton           Outagamie              WI        54911
 226     800 1st Street                                                  Kersey             Weld                   CO        80644
 227     146-148 West 132nd Street                                       Los Angeles        Los Angeles            CA        90061
 230     33300 Egypt Lane                                                Magnolia           Montgomery             TX        77354
 233     972 Dillon Road                                                 Louisville         Boulder                CO        80027
 234     6504 Reading Road                                               Rosenberg          Fort Bend              TX        77471
 237     5409-5421 Meijer Drive                                          Fort Wayne         Allen                  IN        46835
 238     2175 North Schnoor Avenue                                       Madera             Madera                 CA        93637
 240     324 White Horse Pike                                            Hadden Heights     Camden                 NJ        08035
 241     3571 Red Rock St                                                Las Vegas          Clark                  NV        89103
 244     225 Valencia Street                                             San Francisco      San Francisco          CA        94103
 245     7803 Afton Road                                                 Woodbury           Washington             MN        55125
 248     606 Highway 79                                                  Hutto              Williamson             TX        78634
 250     4128 W. Commonwealth Avenue                                     Fullerton          Orange                 CA        92833
 251     972-980 S. Western Avenue                                       Los Angeles        Los Angeles            CA        90006
 253     3570 & 4088 Miller Road                                         Flint              Genesee                MI        48507
 254     6526 Staples Street                                             Corpus Christi     Nueces                 TX        78413
 255     515 W. 10th Street                                              Dallas             Dallas                 TX        75208
 258     3499 13th Avenue N                                              Grand Forks        Grand Forks            ND        58203
 260     200 5th Avenue                                                  Arvin              Kern                   CA        93203
 261     1243 Greenfield Drive                                           El Cajon           San Diego              CA        92021
 266     2501 FM 423                                                     Little Elm         Denton                 TX        75068
 268     249 New Britain Avenue                                          Hartford           Hartford               CT        06106
 270     4100 Western Boulevard                                          Raleigh            Wake                   NC        27606
 271     928 Berdan Avenue                                               Toledo             Lucas                  OH        43612

         CUT-OFF DATE     ORIGINAL    MONTHLY P&I DEBT   ANNUAL P&I DEBT   INTEREST      PRIMARY           MASTER
LOAN #    BALANCE ($)   BALANCE ($)     SERVICE ($)        SERVICE ($)      RATE %    SERVICING FEE    SERVICING FEE
----------------------------------------------------------------------------------------------------------------------

  4       247,302,419   247,302,419       1,175,407.79     14,104,893.48     5.6100            0.010            0.010
 4.01      34,630,982    34,630,982
 4.02      26,447,908    26,447,908
 4.03      23,265,602    23,265,602
 4.04      20,379,333    20,379,333
 4.05      19,575,196    19,575,196
 4.06      15,561,000    15,561,000
 4.07      14,764,167    14,764,167
 4.08      12,254,067    12,254,067
 4.09      11,926,964    11,926,964
 4.1        9,226,014     9,226,014
 4.11       8,717,915     8,717,915
 4.12       8,370,268     8,370,268
 4.13       7,380,812     7,380,812
 4.14       7,225,554     7,225,554
 4.15       6,712,260     6,712,260
 4.16       6,685,518     6,685,518
 4.17       5,273,750     5,273,750
 4.18       4,679,862     4,679,862
 4.19       4,225,247     4,225,247
  12      112,500,000   112,500,000         656,162.21      7,873,946.52     5.7450            0.010            0.010
  19       35,350,000    35,350,000         216,507.79      2,598,093.48     6.2000            0.010            0.010
           28,460,000    28,460,000         175,476.85      2,105,722.20    Various
  26        9,760,000     9,760,000          60,157.50        721,890.00     6.2600            0.010            0.010
  27        9,700,000     9,700,000          59,787.68        717,452.16     6.2600            0.010            0.010
  28        9,000,000     9,000,000          55,531.67        666,380.04     6.2700            0.010            0.010
  29       28,250,000    28,250,000         137,309.52      1,647,714.24     5.7370            0.010            0.010
  37       21,000,000    21,000,000         102,391.04      1,228,692.48     5.7550            0.010            0.010
  49       18,265,767    18,300,000         108,543.98      1,302,527.76     5.9000            0.010            0.010
49.01       2,302,217     2,306,532
49.02       1,521,904     1,524,756
49.03       1,455,416     1,458,144
49.04       1,411,578     1,414,224
49.05       1,323,172     1,325,652
49.06       1,277,142     1,279,536
49.07       1,206,271     1,208,532
49.08       1,122,979     1,125,084
49.09       1,026,536     1,028,460
 49.1         865,797       867,420
49.11         802,232       803,736
49.12         765,701       767,136
49.13         751,088       752,496
49.14         705,789       707,112
49.15         560,394       561,444
49.16         417,190       417,972
49.17         397,463       398,208
49.18         352,895       353,556
  56       15,760,000    15,760,000          78,778.11        945,337.32     5.9000            0.010            0.010
  67       13,250,000    13,250,000          64,210.97        770,531.64     5.7200            0.010            0.010
  71       12,476,304    12,500,000          73,662.85        883,954.20     5.8400            0.010            0.010
  81       10,300,000    10,300,000          64,157.59        769,891.08     6.3600            0.010            0.010
  91        9,440,000     9,440,000          56,233.94        674,807.28     5.9400            0.010            0.010
  97        8,991,524     9,000,000          51,101.01        613,212.12     5.5000            0.010            0.010
 110        7,500,000     7,500,000          44,918.09        539,017.08     5.9900            0.010            0.010
 117        6,928,922     7,150,000          48,277.31        579,327.72     6.5000            0.010            0.010
117.01        817,923       840,674
117.02        813,436       840,674
117.03        768,036       799,061
117.04        739,324       764,249
117.05        676,572       695,467
117.06        673,324       687,855
117.07        661,622       687,824
117.08        632,643       649,611
117.09        587,510       611,399
117.1         558,530       573,186
 153        4,456,958     4,465,000          26,971.20        323,654.40     6.0700            0.010            0.010
 155        4,246,365     4,250,000          25,153.94        301,847.28     5.8800            0.010            0.010
 158        4,192,021     4,200,000          24,723.92        296,687.04     5.8300            0.010            0.010
 181        3,243,920     3,250,000          19,276.94        231,323.28     5.9000            0.010            0.010
 187        2,990,000     2,990,000          17,734.78        212,817.36     5.9000            0.010            0.010
 193        2,595,136     2,600,000          15,421.55        185,058.60     5.9000            0.010            0.010
193.01        953,315       955,102
193.02        635,544       636,735
193.03        635,544       636,735
193.04        370,733       371,428
 206        2,193,938     2,200,000          12,992.75        155,913.00     5.8600            0.010            0.010
 209        2,148,329     2,150,000          13,223.94        158,687.28     6.2400            0.010            0.010
 212        2,094,930     2,100,000          14,429.68        173,156.16     6.6900            0.010            0.010
212.01      1,227,031     1,230,000
212.02        867,900       870,000
 214        2,006,524     2,010,000          12,375.92        148,511.04     6.2500            0.010            0.010
 215        2,000,000     2,000,000          12,070.85        144,850.20     6.0620            0.010            0.010
 217        1,997,351     2,000,000          12,654.75        151,857.00     5.8100            0.010            0.010
 219        1,994,476     2,000,000          11,798.82        141,585.84     5.8500            0.010            0.010
 220        1,994,442     2,000,000          12,751.88        153,022.56     5.8900            0.010            0.010
 221        1,970,831     1,974,500          11,749.41        140,992.92     5.9300            0.010            0.010
 223        1,896,000     1,896,000          11,698.67        140,384.04     6.2700            0.010            0.010
 224        1,875,000     1,875,000          11,139.31        133,671.72     5.9150            0.010            0.010
 225        1,838,676     1,840,000          11,654.26        139,851.12     6.5200            0.010            0.010
 226        1,798,520     1,800,000          10,826.65        129,919.80     6.0300            0.010            0.010
 227        1,794,959     1,800,000          10,550.10        126,601.20     5.7900            0.010            0.010
 230        1,750,000     1,750,000          10,301.63        123,619.56     5.8300            0.010            0.010
 233        1,700,000     1,700,000          10,478.25        125,739.00     6.2600            0.010            0.010
 234        1,684,900     1,688,100           9,948.02        119,376.24     5.8400            0.010            0.010
 237        1,640,421     1,645,000          10,478.42        125,741.04     5.8800            0.010            0.010
 238        1,613,616     1,615,000           9,551.27        114,615.24     5.8730            0.010            0.010
 240        1,600,000     1,600,000          10,155.21        121,862.52     6.5400            0.010            0.010
 241        1,597,112     1,600,000           9,654.62        115,855.44     6.0600            0.010            0.010
 244        1,560,787     1,565,000           9,342.76        112,113.12     5.9600            0.010            0.010
 245        1,546,890     1,550,000          11,077.87        132,934.44     5.9700            0.010            0.010
 248        1,527,346     1,530,247           9,017.79        108,213.48     5.8400            0.010            0.010
 250        1,497,250     1,500,000           8,983.62        107,803.44     5.9900            0.010            0.010
 251        1,495,943     1,500,000           8,935.48        107,225.76     5.9400            0.010            0.010
 253        1,400,000     1,400,000           8,339.78        100,077.36     5.9400            0.010            0.010
 254        1,397,666     1,400,000           8,766.25        105,195.00     6.4100            0.010            0.010
 255        1,380,000     1,380,000           8,708.93        104,507.16     6.4850            0.010            0.010
 258        1,297,574     1,300,000           7,719.09         92,629.08     5.9100            0.010            0.010
 260        1,246,647     1,250,000           7,474.30         89,691.60     5.9750            0.010            0.010
 261        1,232,970     1,235,000           7,781.69         93,380.28     6.4700            0.010            0.010
 266          998,329     1,000,000           6,255.06         75,060.72     6.4000            0.010            0.010
 268          960,000       960,000           5,829.96         69,959.52     6.1200            0.010            0.010
 270          748,176       750,000           5,134.57         61,614.84     6.6500            0.010            0.010
 271          584,074       585,000           3,747.75         44,973.00     6.6300            0.010            0.010

                                                      NET                                    MONTHLY
            TRUSTEE AND     SUB SERVICIN   ADMIN.   MORTGAGE                                 PAYMENT
LOAN #   PAYING AGENT FEE     FEE RATE     FEE %     RATE %    ACCRUAL TYPE     TERM           DATE
-----------------------------------------------------------------------------------------------------

  4                0.0005                  0.0205    5.58950   Actual/360        84             1
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.1
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
  12               0.0005                  0.0205    5.72450   Actual/360        120            5
  19               0.0005                  0.0205    6.17950   Actual/360        120            1
                                                0    0.00000   Actual/360        120            1
  26               0.0005                  0.0205    6.23950   Actual/360        120            1
  27               0.0005                  0.0205    6.23950   Actual/360        120            1
  28               0.0005                  0.0205    6.24950   Actual/360        120            1
  29               0.0005                  0.0205    5.71650   Actual/360        120            1
  37               0.0005                  0.0205    5.73450   Actual/360        120            1
  49               0.0005                  0.0205    5.87950   Actual/360        120            1
49.01
49.02
49.03
49.04
49.05
49.06
49.07
49.08
49.09
 49.1
49.11
49.12
49.13
49.14
49.15
49.16
49.17
49.18
  56               0.0005                  0.0205    5.87950   Actual/360        120            1
  67               0.0005                  0.0205    5.69950   Actual/360        120            1
  71               0.0005                  0.0205    5.81950   Actual/360        120            1
  81               0.0005                  0.0205    6.33950   Actual/360        120            1
  91               0.0005                  0.0205    5.91950   Actual/360        120            1
  97               0.0005                  0.0205    5.47950   Actual/360        120            1
 110               0.0005                  0.0205    5.96950   Actual/360        120            1
 117               0.0005                  0.0205    6.47950   Actual/360        120            1
117.01
117.02
117.03
117.04
117.05
117.06
117.07
117.08
117.09
117.1
 153               0.0005                  0.0205    6.04950   Actual/360        120            1
 155               0.0005                  0.0205    5.85950   Actual/360        120            1
 158               0.0005                  0.0205    5.80950   Actual/360        120            1
 181               0.0005                  0.0205    5.87950   Actual/360        120            1
 187               0.0005                  0.0205    5.87950   Actual/360        120            1
 193               0.0005                  0.0205    5.87950   Actual/360        84             1
193.01
193.02
193.03
193.04
 206               0.0005                  0.0205    5.83950   Actual/360        120            1
 209               0.0005                  0.0205    6.21950   Actual/360        120            1
 212               0.0005                  0.0205    6.66950   Actual/360        120            1
212.01
212.02
 214               0.0005                  0.0205    6.22950   Actual/360        120            1
 215               0.0005                  0.0205    6.04150   Actual/360        120            1
 217               0.0005                  0.0205    5.78950   Actual/360        120            1
 219               0.0005                  0.0205    5.82950   Actual/360        120            1
 220               0.0005         0.0500   0.0705    5.81950   Actual/360        120            1
 221               0.0005                  0.0205    5.90950   Actual/360        120            1
 223               0.0005         0.0500   0.0705    6.19950   Actual/360        120            1
 224               0.0005         0.0500   0.0705    5.84450   Actual/360        120            1
 225               0.0005                  0.0205    6.49950   Actual/360        120            1
 226               0.0005                  0.0205    6.00950   Actual/360        120            1
 227               0.0005                  0.0205    5.76950   Actual/360        120            1
 230               0.0005                  0.0205    5.80950   Actual/360        120            1
 233               0.0005         0.0500   0.0705    6.18950   Actual/360        120            1
 234               0.0005                  0.0205    5.81950   Actual/360        120            1
 237               0.0005                  0.0205    5.85950   Actual/360        120            1
 238               0.0005                  0.0205    5.85250   Actual/360        120            1
 240               0.0005                  0.0205    6.51950   Actual/360        120            1
 241               0.0005                  0.0205    6.03950   Actual/360        120            1
 244               0.0005                  0.0205    5.93950   Actual/360        120            1
 245               0.0005                  0.0205    5.94950   Actual/360        120            1
 248               0.0005                  0.0205    5.81950   Actual/360        120            1
 250               0.0005                  0.0205    5.96950   Actual/360        120            1
 251               0.0005                  0.0205    5.91950   Actual/360        120            1
 253               0.0005         0.0500   0.0705    5.86950   Actual/360        120            1
 254               0.0005                  0.0205    6.38950   Actual/360        120            1
 255               0.0005                  0.0205    6.46450   Actual/360        120            1
 258               0.0005                  0.0205    5.88950   Actual/360        120            1
 260               0.0005                  0.0205    5.95450   Actual/360        120            1
 261               0.0005                  0.0205    6.44950   Actual/360        120            1
 266               0.0005                  0.0205    6.37950   Actual/360        120            1
 268               0.0005                  0.0205    6.09950   Actual/360        120            1
 270               0.0005                  0.0205    6.62950   Actual/360        120            1
 271               0.0005                  0.0205    6.60950   Actual/360        120            1

                     MATURITY/   AMORT                                                                   ARD
LOAN #   REM. TERM    ARD DATE    TERM   REM. AMORT   TITLE TYPE      ARD LOAN                         STEP UP
------------------------------------------------------------------------------------------------------------------------------------

  4          83       7/1/2014     0         0        Fee                        NAP
 4.01                                                 Fee
 4.02                                                 Fee
 4.03                                                 Fee
 4.04                                                 Fee
 4.05                                                 Fee
 4.06                                                 Fee
 4.07                                                 Fee
 4.08                                                 Fee
 4.09                                                 Fee
 4.1                                                  Fee
 4.11                                                 Fee
 4.12                                                 Fee
 4.13                                                 Fee
 4.14                                                 Fee
 4.15                                                 Fee
 4.16                                                 Fee
 4.17                                                 Fee
 4.18                                                 Fee
 4.19                                                 Fee
  12        119       7/5/2017    360       360       Fee/Leasehold              NAP
  19        119       7/1/2017    360       360       Fee                        NAP
            120       8/1/2017    360       360       Fee                        NAP
  26        120       8/1/2017    360       360       Fee                        NAP
  27        120       8/1/2017    360       360       Fee                        NAP
  28        120       8/1/2017    360       360       Fee                        NAP
  29        117       5/1/2017     0         0        Fee                        NAP
  37        118       6/1/2017     0         0        Fee                        NAP
  49        118       6/1/2017    360       358       Fee                        NAP
49.01                                                 Fee
49.02                                                 Fee
49.03                                                 Fee
49.04                                                 Fee
49.05                                                 Fee
49.06                                                 Fee
49.07                                                 Fee
49.08                                                 Fee
49.09                                                 Fee
 49.1                                                 Fee
49.11                                                 Fee
49.12                                                 Fee
49.13                                                 Fee
49.14                                                 Fee
49.15                                                 Fee
49.16                                                 Fee
49.17                                                 Fee
49.18                                                 Fee
  56        119       7/1/2017     0         0        Fee                        NAP
  67        119       7/1/2017     0         0        Fee                        NAP
  71        118       6/1/2017    360       358       Fee                        NAP
  81        119       7/1/2017    360       360       Fee                        NAP
  91        119       7/1/2017    360       360       Fee                        NAP
  97        119       7/1/2017    360       359       Fee                        NAP
 110        119       7/1/2017    360       360       Leasehold       Yes        5.0% plus the greater of (i) 5.990% and (ii) the
                                                                                 Treasury Rate
 117         97       9/1/2015    300       277       Fee                        NAP
117.01                                                Fee
117.02                                                Fee
117.03                                                Fee
117.04                                                Fee
117.05                                                Fee
117.06                                                Fee
117.07                                                Fee
117.08                                                Fee
117.09                                                Fee
117.1                                                 Fee
 153        118       6/1/2017    360       358       Fee                        NAP
 155        119       7/1/2017    360       359       Fee                        NAP
 158        118       6/1/2017    360       358       Fee                        NAP
 181        118       6/1/2017    360       358       Fee                        NAP
 187        118       6/1/2017    360       360       Fee                        NAP
 193         82       6/1/2014    360       358       Fee                        NAP
193.01                                                Fee
193.02                                                Fee
193.03                                                Fee
193.04                                                Fee
 206        117       5/1/2017    360       357       Fee                        NAP
 209        119       7/1/2017    360       359       Fee                        NAP
 212        118       6/1/2017    300       298       Fee                        NAP
212.01                                                Fee
212.02                                                Fee
 214        118       6/1/2017    360       358       Fee                        NAP
 215        117       5/1/2017    360       360       Fee                        NAP
 217        119       7/1/2017    300       299       Fee                        NAP
 219        117       5/1/2017    360       357       Fee                        NAP
 220        118       6/1/2017    300       298       Fee                        NAP
 221        118       6/1/2017    360       358       Fee                        NAP
 223        119       7/1/2017    360       360       Fee                        NAP
 224        118       6/1/2017    360       360       Fee                        NAP
 225        119       7/1/2017    360       359       Fee                        NAP
 226        119       7/1/2017    360       359       Fee                        NAP
 227        117       5/1/2017    360       357       Fee                        NAP
 230        118       6/1/2017    360       360       Fee                        NAP
 233        119       7/1/2017    360       360       Fee                        NAP
 234        118       6/1/2017    360       358       Fee                        NAP
 237        118       6/1/2017    300       298       Fee                        NAP
 238        119       7/1/2017    360       359       Fee                        NAP
 240        118       6/1/2017    360       360       Fee                        NAP
 241        118       6/1/2017    360       358       Fee                        NAP
 244        117       5/1/2017    360       357       Fee                        NAP
 245        119       7/1/2017    240       239       Fee                        NAP
 248        118       6/1/2017    360       358       Fee                        NAP
 250        118       6/1/2017    360       358       Fee                        NAP
 251        117       5/1/2017    360       357       Fee                        NAP
 253        117       5/1/2017    360       360       Fee                        NAP
 254        118       6/1/2017    360       358       Fee                        NAP
 255        119       7/1/2017    360       360       Fee                        NAP
 258        118       6/1/2017    360       358       Fee                        NAP
 260        117       5/1/2017    360       357       Fee                        NAP
 261        118       6/1/2017    360       358       Fee                        NAP
 266        118       6/1/2017    360       358       Fee                        NAP
 268        118       6/1/2017    360       360       Fee                        NAP
 270        118       6/1/2017    300       298       Fee                        NAP
 271        118       6/1/2017    360       358       Fee                        NAP

                                                       PARTIAL
         ENVIRONMENTAL     CROSS     CROSS            DEFEASANCE   LETTER OF               LOCKBOX                 HOLDBACK
LOAN #     INSURANCE     DEFAULTED   COLLATERALIZED    ALLOWED      CREDIT                  TYPE                    AMOUNT
------------------------------------------------------------------------------------------------------------------------------

  4           No                                         Yes                   None at Closing, Springing Hard
 4.01         No
 4.02         No
 4.03         No
 4.04         No
 4.05         No
 4.06         No
 4.07         No
 4.08         No
 4.09         No
 4.1          No
 4.11         No
 4.12         No
 4.13         No
 4.14         No
 4.15         No
 4.16         No
 4.17         No
 4.18         No
 4.19         No
  12          No                                                               Hard
  19          No                                         Yes                   None at Closing, Springing Hard
              No
  26          No
  27          No
  28          No
  29          No
  37          No
  49          No                                         Yes                   None at Closing, Springing Soft
49.01         No
49.02         No
49.03         No
49.04         No
49.05         No
49.06         No
49.07         No
49.08         No
49.09         No
 49.1         No
49.11         No
49.12         No
49.13         No
49.14         No
49.15         No
49.16         No
49.17         No
49.18         No
  56          No                                                               None at Closing, Springing Hard
  67          No
  71          No                                                               None at Closing, Springing Hard
  81          No
  91          No                                                               None at Closing, Springing Hard
  97          No                                                               None at Closing, Springing Hard
 110          No                                                               None at Closing, Springing Hard
 117          Yes                                                              Hard
117.01        Yes
117.02        Yes
117.03        Yes
117.04        Yes
117.05        Yes
117.06        Yes
117.07        Yes
117.08        Yes
117.09        Yes
117.1         Yes
 153          Yes                                                              None at Closing, Springing Hard
 155          No                                                               None at Closing, Springing Hard
 158          Yes
 181          No
 187          Yes                                                                                                       55,000
 193          Yes                                                              None at Closing, Springing Hard
193.01        Yes
193.02        Yes
193.03        Yes
193.04        Yes
 206          Yes
 209          Yes                                                                                                       69,328
 212          No                                                               Hard
212.01        No
212.02        No
 214          Yes                                                              None at Closing, Springing Hard
 215          Yes                                                              None at Closing, Springing Hard
 217          Yes
 219          Yes
 220          No
 221          No                                                               None at Closing, Springing Hard
 223          Yes
 224          Yes                                                              None at Closing, Springing Hard
 225          No
 226          Yes
 227          Yes
 230          Yes
 233          Yes
 234          Yes                                                              None at Closing, Springing Hard
 237          Yes
 238          Yes
 240          Yes                                                              Hard
 241          Yes
 244          Yes                                                              None at Closing, Springing Hard
 245          No
 248          Yes                                                              None at Closing, Springing Hard
 250          Yes
 251          Yes
 253          Yes
 254          Yes                                                              None at Closing, Springing Hard
 255          Yes
 258          Yes
 260          Yes
 261          Yes
 266          Yes                                                              None at Closing, Springing Hard
 268          Yes
 270          No                                                               None at Closing, Springing Soft
 271          Yes

           UPFRONT       UPFRONT       UPFRONT       UPFRONT       UPFRONT       UPFRONT       MONTHLY         MONTHLY
         ENGINEERING      CAPEX         TI/LC        RE TAX         INS.          OTHER         CAPEX           CAPEX
LOAN #   RESERVE ($)   RESERVE ($)   RESERVE ($)   RESERVE ($)   RESERVE ($)   RESERVE ($)   RESERVE ($)   RESERVE CAP ($)
---------------------------------------------------------------------------------------------------------------------------

  4
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.1
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
  12                                  19,583,542                                 6,097,819         9,775                 0
  19                                                                                     0                               0
                                                        68,880                        #N/A        21,497         1,017,000
  26                                                    16,880                           0        11,343           408,000
  27                                                    29,000                           0         5,716           343,000
  28                                                    23,000                           0         4,438           266,000
  29                                                    30,580        18,553             0         2,653                 0
  37                                                   253,248                           0                               0
  49                                                                               154,592                               0
49.01
49.02
49.03
49.04
49.05
49.06
49.07
49.08
49.09
 49.1
49.11
49.12
49.13
49.14
49.15
49.16
49.17
49.18
  56                                                                                     0                               0
  67                                                                               231,449                               0
  71                                                    83,586        44,596             0        13,900                 0
  81                                                     6,528                           0                               0
  91                     1,100,000                      10,153        10,656             0         6,440                 0
  97                                                                                     0                               0
 110                                                    53,217        56,622             0        10,474                 0
 117                                                                               951,000                               0
117.01
117.02
117.03
117.04
117.05
117.06
117.07
117.08
117.09
117.1
 153                                                                                     0                               0
 155          15,619     1,000,000                     148,949        67,424       243,238        20,951                 0
 158                                      35,000           700         1,644             0           283            10,188
 181                                                                                     0                               0
 187                                                                   1,355        55,000           251                 0
 193                                                                                     0           302                 0
193.01
193.02
193.03
193.04
 206                                                                                22,560                               0
 209           5,000                                     6,920         3,578        69,328           991                 0
 212                                                                                     0                               0
212.01
212.02
 214                                                    33,579                         500                               0
 215                                     125,000         3,021           307             0           377                 0
 217                                                    11,229         5,533             0                               0
 219                                                                                     0                               0
 220                                                                                     0                               0
 221                                                                                   500                               0
 223                        76,000                       6,084           548             0           920            10,000
 224          15,625                      75,000        18,648         3,999        16,875           404                 0
 225          10,436                                    20,083           620             0           294            17,640
 226           9,000                                     1,230         1,224             0           353                 0
 227                                      12,250         2,657         1,194             0                               0
 230                                      35,000        19,068         2,128             0           338                 0
 233                                                     5,312           440             0                               0
 234                                                                                   500                               0
 237                                                     4,470                       8,867                               0
 238                                      85,000                                         0                               0
 240                                                                   2,457             0           138                 0
 241                                                     5,064         1,481             0           182                 0
 244                                                       700         2,849             0                               0
 245                                                    16,360         3,570             0                               0
 248                                                                                   500                               0
 250                                                     1,972         1,085             0                               0
 251                                                                                     0                               0
 253                                                     8,187                       5,000                               0
 254                                                    14,112         3,521             0                               0
 255                                                    24,510         9,378             0         1,200                 0
 258                                                     3,065         8,977             0           500                 0
 260                                                                                     0                               0
 261                                                     4,056         2,112             0           317                 0
 266                                                                                 6,755                               0
 268                                                    14,130         9,810             0           583                 0
 270                                                                                     0                               0
 271                                                     1,408        19,799             0           271                 0

           MONTHLY         MONTHLY         MONTHLY       MONTHLY       MONTHLY
            TI/LC           TI/LC          RE TAX         INS.          OTHER         GRACE           GRACE
LOAN #   RESERVE ($)   RESERVE CAP ($)   RESERVE ($)   RESERVE ($)   RESERVE ($)     TO LATE       TO DEFAULT
----------------------------------------------------------------------------------------------------------------

  4                                                                                         7                 7
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.1
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
  12               0                 0       170,561             0                          0                 2
  19               0                 0             0             0                          5                 5
                   0                 0        17,220             0                          5                 5
  26               0                 0         4,220             0                          5                 5
  27               0                 0         7,250             0                          5                 5
  28               0                 0         5,750             0                          5                 5
  29           3,000           108,000        15,290         3,711                          5                 5
  37               0                 0        31,656             0                          5                 5
  49               0                 0             0             0                          5                 5
49.01
49.02
49.03
49.04
49.05
49.06
49.07
49.08
49.09
 49.1
49.11
49.12
49.13
49.14
49.15
49.16
49.17
49.18
  56               0                 0             0             0                          5                 5
  67               0                 0             0             0                          5                 5
  71               0                 0        11,972         4,054                          5                 5
  81               0                 0         3,264             0                          5                 5
  91               0                 0         5,923         1,184                          5                 5
  97               0                 0             0             0                          5                 5
 110               0                 0         6,652        14,156                          5                 5
 117               0                 0             0             0                          5                 5
117.01
117.02
117.03
117.04
117.05
117.06
117.07
117.08
117.09
117.1
 153               0                 0             0             0                          5                 5
 155               0                 0        28,505         5,351                          5                 5
 158               0                 0           700         1,644                          5                 5
 181               0           386,556             0             0                          5                 5
 187           1,056                 0         3,316           677                          5                 5
 193               0                 0             0             0                          5                 5
193.01
193.02
193.03
193.04
 206               0                 0             0             0                          5                 5
 209           2,500            30,000           865           325                          5                 5
 212               0                 0             0             0                          5                 5
212.01
212.02
 214               0                 0         3,731             0                          5                 5
 215               0                 0         3,021           307                          5                 5
 217               0                 0         3,743           760                          5                 5
 219               0                 0             0             0                          5                 5
 220               0                 0             0             0                          5                 5
 221               0                 0             0             0                          5                 5
 223               0                 0         6,084           548                          5                 5
 224               0            75,000         2,664         1,333                          5                 5
 225           1,154            69,260         2,869           311                          5                 5
 226               0                 0           610           306                          5                 5
 227               0            12,250         2,657           198                          5                 5
 230           1,486                 0         3,178           266                          5                 5
 233               0                 0         2,656           109                          5                 5
 234               0                 0             0             0                          5                 5
 237             856            30,000         2,235             0                          5                 5
 238               0            85,000             0             0                          5                 5
 240               0                 0             0           167                          5                 5
 241               0                 0         1,265           185                          5                 5
 244               0                 0           700           407                          5                 5
 245               0                 0         4,090           510                          5                 5
 248               0                 0             0             0                          5                 5
 250               0                 0         1,972           217                          5                 5
 251               0                 0             0             0                          5                 5
 253           1,420            51,000         2,729             0                          5                 5
 254               0                 0         2,016           502                          5                 5
 255               0                 0         4,085         1,381                          5                 5
 258               0                 0           613           775                          5                 5
 260               0                 0             0             0                          5                 5
 261             547            25,000         1,352           176                          5                 5
 266               0                 0             0             0                          5                 5
 268               0                 0         2,355           981                          5                 5
 270               0            45,000             0             0                          5                 5
 271             653                 0         1,408         1,523                          5                 5

                                  SCHEDULE III

                               MERS Mortgage Loans

   Loan         Loan
    #           Group             Property Name
    -           -----             -------------
    4             1        DRA / Colonial Office Portfolio
   4.01           1        Heathrow Inter. Business Ctr.
   4.02           1        Research Office Park
   4.03           1        CC at Town Park
   4.04           1        Colonial Place I & II
   4.05           1        CC at Colonnade
   4.06           1        Peachtree Street
   4.07           1        CP Town Park Combined
   4.08           1        Concourse Center
   4.09           1        CC at Town Park 600
   4.1            1        Riverchase Center
   4.11           1        International Office Park
   4.12           1        Colonial Center at Bayside
   4.13           1        Colonial Center at Blue Lake
   4.14           1        Shops at Colonnade - Retail
   4.15           1        Colonial Plaza
   4.16           1        Esplanade
   4.17           1        Maitland Office Building
   4.18           1        HIBC 1000 Building
   4.19           1        One Independence Plaza
    12            1        1101 New York Avenue
    19            1        Amylin
                  1        Albuquerque Hotel Portfolio
    26            1        Hilton Garden Inn Albuquerque
    27            1        Holiday Inn Hotel & Suites Albuquerque
    28            1        Homewood Suites Albuquerque Airport
    29            1        Jefferson Crossing Shopping Center
    37            1        Featherock Park
    49            1        Encanto- SLB Puerto Rico
  49.01           1        Unit #624/702 - Pizza Hut/TB - Isla Verde
  49.02           1        Unit #503 - KFC - Bayamon Victory
  49.03           1        Unit #504 - KFC - Barbosa
  49.04           1        Unit #532/653 - KFC/PH - 65th Infanteria
  49.05           1        Unit #518 - KFC - Caguas
  49.06           1        Unit #546 - KFC - Fajardo
  49.07           1        Unit #523 - KFC/TB - Vega Baja
  49.08           1        Unit #527/664 - KFC - Ponce Bypass
  49.09           1        Unit #622 - Pizza Hut - Ponce II
   49.1           1        Unit #512 - KFC - Cupey
  49.11           1        Unit #516 - KFC - Puerta de Tierra
  49.12           1        Unit #639 - Pizza Hut - Guayama
  49.13           1        Unit #529 - KFC/TB - Mayaguez Post
  49.14           1        Unit #514 - KFC - Carolina
  49.15           1        Unit #636 - Pizza Hut - San German

   Loan         Loan
    #           Group             Property Name
    -           -----             -------------
  49.16           1        Unit #559 - KFC - Pinero
  49.17           1        Unit #506 - KFC - Loiza Street
  49.18           1        Unit #644 - Pizza Hut - Levittown
    56            1        Kohl's Scottsdale
    67            1        Best Buy - Everett, MA
    71            1        Hampton Inn Bensalem
    81            2        Candlewood Park MHC
    91            1        Fairfield Inn Potomac Mills
    97            1        Drury Inn - Bowling Green, KY
   110            1        Comfort Inn Downtown Orlando
   117            1        FRIH Taco, LLC
  117.01          1        Unit #16897 - TB - Cleveland
  117.02          1        Unit #2431 - TB - Pigeon Forge
  117.03          1        Unit #2963 - TB/LJS - Birmingham
  117.04          1        Unit #3812 - TB - Abingdon
  117.05          1        Unit #4553 - TB/LJS - Cullman
  117.06          1        Unit #3454 - TB - Johnson City
  117.07          1        Unit #2692 - TB - Auburn
  117.08          1        Unit #17590 - TB - Bristol
  117.09          1        Unit #16666 - TB - Hoover
  117.1           1        Unit #3586 - TB - Morristown
   153            1        Tractor Supply 1
   155            1        Holiday Inn Cherry Hill
   158            1        Bear Building
   181            1        18933 South Reyes Avenue Industrial
   187            1        Yankee Shoppes
   193            1        Flowers Bakery
  193.01          1        Flowers Bakery-Grand Prairie
  193.02          1        Flowers Bakery-Corpus Christi
  193.03          1        Flowers Bakery-Houston
  193.04          1        Flowers Bakery-Fort Worth
   206            1        Shaw Blythe Project
   209            1        Southwood Village Shopping Center
   212            1        Broadstone Taco Bell Portfolio
  212.01          1        Pensacola Taco Bell
  212.02          1        Augusta Taco Bell
   214            1        Tractor Supply Company - San Benito, TX
   215            1        Ardent Health Services Building
   217            1        American Mini Storage - Chandler
   219            1        Century 21 Sedona
   220            1        Redlands Autoplex
   221            1        Tractor Supply Co Hurricane, West Virginia
   223            1        Extra Space - Trotwood
   224            1        Coventry Square
   225            1        Northgate Shopping Center - Appleton, WI
   226            1        Kersey MHP
   227            1        Off Broadway Partners
   230            1        Magnolia Crossings

   Loan         Loan
    #           Group             Property Name
    -           -----             -------------
   233            1        FedEx Kinkos
   234            1        National Tire and Battery - Rosenberg
   237            1        Chapel Ridge Shoppes
   238            1        Madera Retail Building
   240            1        TD Banknorth
   241            1        Red Rock Street Office
   244            1        225 Valencia Street
   245            1        7803 Afton Road Medical Building
   248            1        Bridgestone Firestone Tire Center
   250            1        4128 W. Commonwealth Avenue
   251            1        972-980 S. Western Avenue Retail
   253            1        Sherwin Williams and Men's Wearhouse Buildings
   254            1        Goodwill Industries
   255            2        Crosswinds Apartments
   258            2        North Boyd Apartments
   260            2        Arvin Mobile Home Estates
   261            1        1243 Greenfield Drive
   266            1        Blockbuster Little Elm, Texas
   268            2        249 New Britain Avenue
   270            1        Circle K- Raleigh
   271            1        928 Berdan Avenue

                                    EXHIBIT A

                   FREE WRITING PROSPECTUS DATED JULY 27, 2007

                      Merrill Lynch Mortgage Trust 2007-C1

            The information in this material clarifies, updates or modifies certain of the information contained in the free writing prospectus, dated July
16, 2007 (the "7/16/07 FWP") and the preliminary structural and collateral term sheet, dated July 13, 2007.

            Collateral Updates:

            Six mortgage loans have been removed from the mortgage pool. They are identified on the file attached to this material captioned "MLMT 07-C1 Annex
Changes".

            With respect to the DRA/Colonial Office Portfolio loan (loan number
4), the related borrower's interest in one of the nineteen constituent properties, known as the Peachtree Street, is comprised of a condominium interest for approximately 92% of the related units. The condominium association owns an adjacent parking garage that services the Peach Street property but the parking garage is neither a current common element of the condominium regime nor collateral for the DRA/Colonial Office Portfolio loan. The holder of the mortgage lien on the parking garage has agreed, however, that it will not take any enforcement action while the DRA/Colonial Office Portfolio loan is outstanding and its lien will be extinguished in the event of a foreclosure of the DRA/Colonial Office Portfolio loan.

            With respect to the DRA/Colonial Office Portfolio loan (loan number
4), the $153,684,437 future advance contemplated by the loan documents has now been funded.

            With respect to the Och-Ziff Retail Portfolio loan (loan number 5) , the largest tenant, Ian Stewart and Ken Gillich d/b/a America's Custom Design
Center ("America's Custom"), at Colonial Promenade Hunter's Creek (one of the 11
mortgaged properties securing the Och-Ziff Retail Portfolio loan) (the "Center")
has vacated its premises. Before America's Custom vacated its premises, the
Center was 100% occupied and the Och-Ziff Retail Portfolio was 94.8% occupied, and, as of the date hereof, the Center is 52.6% occupied and the Och-Ziff Retail
Portfolio is 90.1% occupied. Colonial Properties Trust, an Alabama real estate investment trust ("CPT Reit") (NYSE:CLP), which entity owns an indirect interest in the Och-Ziff Retail Portfolio borrower, has provided a guaranty in favor of the Och-Ziff Retail Portfolio borrower pursuant to which CPT Reit guaranteed lease payments (in the amount that is due under the lease executed by America's
Custom) with respect to the vacated premises through September 30, 2011. No assurance can be given that CPT Reit will perform its obligations under the guarantee if and when ca lled upon to do so.

            With respect to the Mann & Sylmar Biomedical Parks loan (loan number
13), historic monitoring since 2002 of groundwater impacted by volatile organic compounds shows a general trend of stable or declining concentrations. An April
2007 site remediation closure strategy states that, based on information provided by the Regional Water Quality Control Board (RWQCB), the mortgaged real property is appropriate for site closure. The site remediation closure strategy recommends implementation of a land use restriction prohibiting the use of groundwater for potable or irrigation purposes. A Phase I environmental site assessment performed on June 1, 2007 recommends annual review of regulatory files at the RWQCB until such time that site closure is granted. The related mortgage loan seller has not received notification that the RWQCB has granted site closure or that the RWQCB is not requiring active remediation.

            With respect to the Lindbergh Plaza loan (loan number 94), the local jurisdiction has notified Home Depot, anchor tenant at the mortgaged property, that the tenant's operation of an outdoor sales area constitutes a zoning violation. While the tenant is seeking to obtain the necessary permits for such operations, there is no assurance that such permits will be granted, or that the inability of the tenant to conduct such sales would not materially adversely affect the tenant and the related mortgage loan.

            With respect to the Hawthorn Suites Naples loan (loan number 114)
the loan allows for future mezzanine debt with a maximum combined LTV of 75% and a minimum combined DSCR of 1.20x.

            With respect to the Melrose Ave. Retail loan (loan number 252), which was determined to be likely to experience a probable maximum loss of approximately 22% of the estimated replacement cost of the improvements, the related borrower was not required to maintain earthquake insurance.

            18 of the mortgaged real properties, which represent security for approximately 3.8% of the initial mortgage pool balance and approximately 2.1%
of the initial loan group 1 balance, and approximately 7.2% of the initial loan group 2 balance, are secured by student housing facilities or multifamily properties predominantly rented by students.

            Capmark Finance Inc. is anticipated to be a sub-servicer for mortgage loans aggregating more than 10%, but less than 20%, of the initial mortgage pool balance.

            Please see the attached file captioned "MLMT 07-C1 Annex Changes"
for additional modifications to mortgage loan information in the 7/16/07 FWP

            <<MLMT 07-C1 Annex Changes.xls>>

            Free Writing Prospectus Legend

            The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-142235) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the
SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

            Information in this material regarding any assets backing any securities discussed herein supersedes all prior contrary information regarding such assets.

            This material is for your information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. or Morgan Stanley &
Co. Incorporated (the "Underwriters") is soliciting any action based upon it.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation of issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).

            Any legends, disclaimers or other notices that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following are not applicable to these materials and should be disregarded:

            (i)   disclaimers regarding accuracy or completeness of the
information contained herein or restrictions as to reliance on the information contained herein by investors;

            (ii)  disclaimers of responsibility or liability;

            (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends;

            (iv)  language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy;

            (v)   statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and

            (vi)  legends that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale.

            Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

MLMT 2007-C1
7/23/2007

               LOANS THAT HAVE BEEN REMOVED FROM THE MORTGAGE POOL
LOAN NUMBER 41   1447 2nd Street                                       7,900,000
LOAN NUMBER 42   11860 Wilshire Boulevard                              6,400,000
LOAN NUMBER 43   1441 4th Street                                       5,250,000
LOAN NUMBER 178  Covington Square                                      3,300,000
LOAN NUMBER 200  Royal Coach Village MHP                               2,300,000
LOAN NUMBER 213  Walgreens - Swansboro, NC                             2,080,000

ANNEX A-1 TO THE 7/16/07 FWP IS HEREBY AMENDED WITH RESPECT TO THE REVISED
CHARACTERISTICS SET FORTH BELOW:

LOAN NUMBER   LOAN NAME                           CHARACTERISTIC                             7/23/07 FWP VALUE    7/16/07 FWP VALUE

5.00          Och - Ziff Retail Portfolio         Occupancy %                                              90.1                 94.8
5.06          Colonial Promenade Hunter's Creek   Occupancy %                                              52.6                  100
5.06          Colonial Promenade Hunter's Creek   Largest Tenant Name                                    Publix  Ian Stewart and Ken
                                                                                                                       Gillich d/b/a
                                                                                                                    America's Custom
                                                                                                                       Design Center
5.06          Colonial Promenade Hunter's Creek   Largest Tenant Unit Size                            56,000.00               107806
5.06          Colonial Promenade Hunter's Creek   Largest Tenant Lease Expiration                    11/18/2012            9/30/2011
5.06          Colonial Promenade Hunter's Creek   2nd Largest Tenant Name                         Frank's Place         Publix #0427
5.06          Colonial Promenade Hunter's Creek   2nd Largest Tenant Unit Size                            7,700               56,000
5.06          Colonial Promenade Hunter's Creek   2nd Largest Tenant Lease Expiration                12/31/2011           11/18/2012
5.06          Colonial Promenade Hunter's Creek   3rd Largest Tenant Name                              Crispers        Frank's Place
5.06          Colonial Promenade Hunter's Creek   3rd Largest Tenant Unit Size                            5,400                7,700
5.06          Colonial Promenade Hunter's Creek   3rd Largest Tenant Lease Expiration                10/31/2015           12/31/2011
13.00         Mann & Sylmar Biomedical Parks      Appraised Value                                   108,500,000          102,000,000
13.00         Mann & Sylmar Biomedical Parks      Maturity LTV                                             59.9                 63.7
13.00         Mann & Sylmar Biomedical Parks      Cut-Off Date LTV                                         59.9                 63.7
13.01         Mann Biomedical Park                Appraised Value                                    86,500,000           80,000,000
21.00         FIDM Los Angeles                    UW DSCR                                                  1.20                 1.19
21.00         FIDM Los Angeles                    UW Revenues                                         4,765,002            4,767,472
21.00         FIDM Los Angeles                    UW Expenses                                         1,658,381            1,684,179
21.00         FIDM Los Angeles                    UW NCF                                              2,895,595            2,872,266
21.00         FIDM Los Angeles                    UW NOI                                              3,106,621            3,083,293
82.00         Forest Meadow Apartments            Annual P&I Debt Service                               732,861              737,419
82.00         Forest Meadow Apartments            Maturity/ARD Balance                                9,883,574            9,889,373
82.00         Forest Meadow Apartments            Maturity LTV                                             74.3                 74.4
82.00         Forest Meadow Apartments            Interest Rate                                          6.3360               6.3900
82.00         Forest Meadow Apartments            Original Prepayment Provision (Payments)  LO(24),Def(93),O(3)     LO(24),DeforYM1%
                                                                                                                           (93),O(3)

94.00         Lindbergh Plaza                     Annual P&I Debt Service                               586,454              562,135
94.00         Lindbergh Plaza                     Interest Rate                                          6.2700               6.0100
94.00         Lindbergh Plaza                     UW DSCR                                                  1.20                 1.22
94.00         Lindbergh Plaza                     UW Revenues                                         1,094,395            1,078,769
94.00         Lindbergh Plaza                     UW Expenses                                           366,168              365,699
94.00         Lindbergh Plaza                     UW NCF                                                702,506              687,349
94.00         Lindbergh Plaza                     UW NOI                                                728,227              713,070
108.00        815 Middle Ground Boulevard         Annual P&I Debt Service                               573,975              579,736
108.00        815 Middle Ground Boulevard         Maturity/ARD Balance                                6,450,448            6,486,708
108.00        815 Middle Ground Boulevard         Maturity LTV                                             56.1                 56.4
108.00        815 Middle Ground Boulevard         Cut-Off Date Balance                                7,470,000            7,500,000
108.00        815 Middle Ground Boulevard         Interest Rate                                          6.6250               6.6830
108.00        815 Middle Ground Boulevard         Original Balance                                    7,470,000            7,500,000
108.00        815 Middle Ground Boulevard         UW DSCR                                                  1.35                 1.34
143.00        Bryant Portfolio                    Original Prepayment Provision (Payments)  LO(24),Def(95),O(1)  LO(24),Def(93),O(3)
161.00        Cottonwood Crest                    Annual P&I Debt Service                               292,171              288,098
161.00        Cottonwood Crest                    Maturity/ARD Balance                                3,917,429            3,912,214
161.00        Cottonwood Crest                    Maturity LTV                                             76.8                 76.7
161.00        Cottonwood Crest                    Interest Rate                                          6.3920               6.2700
161.00        Cottonwood Crest                    Original Prepayment Provision (Payments)  LO(24),Def(93),O(3)     LO(24),DeforYM1%
                                                                                                                           (93),O(3)
161.00        Cottonwood Crest                    UW DSCR                                                  1.27                 1.28
199.00        Walgreens - Jasper, IN              Annual P&I Debt Service                               147,653              148,832
199.00        Walgreens - Jasper, IN              Interest Rate                                          6.2600               6.3100
199.00        Walgreens - Jasper, IN              UW DSCR                                                  1.36                 1.34